                                                                    EXHIBIT 4.14





                              BOWATER INCORPORATED

                        SALARIED EMPLOYEES' SAVINGS PLAN


                          Effective December 31, 1973



                          And As Amended and Restated
                            Effective May 1, 1989
         (Incorporating Amendments made through September 15, 1994)

             BOWATER INCORPORATED SALARIED EMPLOYEES' SAVINGS PLAN

         (As Amended and Restated Effective May 1, 1989, incorporating

                   Amendments made through September 15, 1994)

                               Table of Contents

                                                                                                                  Page
                                                                                                                  ----

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  vi


      ARTICLE 1:   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

           1.01    ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           1.02    ACQUISITION LOAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           1.03    ACTIVE PARTICIPANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           1.04    AFFILIATED COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           1.05    BASIC EMPLOYEE CONTRIBUTION ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
           1.06    BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT   . . . . . . . . . . . . . . . . . . . . . .    2
           1.07    BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.08    BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.09    CODE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.10    COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.11    COMPANY CONTRIBUTION ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.12    CURRENT OR ACCUMULATED PROFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           1.13    DISABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
           1.14    EARNINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
           1.15    EFFECTIVE DATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
           1.16    EMPLOYEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
           1.17    EMPLOYEE STOCK OWNERSHIP ("ESOP") ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.18    EMPLOYER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.19    EMPLOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.20    ENROLLMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.21    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.22    FIDUCIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.23    FINANCED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.24    FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.25    HOUR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.26    INVESTMENT FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
           1.27    PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.28    PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP ("PAYSOP") CONTRIBUTION   . . . . . . . . . . . . . . .    5
           1.29    PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP ("PAYSOP") ACCOUNT  . . . . . . . . . . . . . . . . . .    5








           1.30    PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.31    PLAN ADMINISTRATOR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.32    PLAN TO PLAN TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.33    PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.34    REGULAR CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.35    RETIREMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.36    SEVERANCE FROM SERVICE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
           1.37    SHARE OF COMPANY STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
           1.38    SPECIFIED HARDSHIP WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
           1.39    SPOUSE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
           1.40    SUPPLEMENTAL EMPLOYEE CONTRIBUTION ACCOUNT   . . . . . . . . . . . . . . . . . . . . . . . . .    6
           1.41    SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT  . . . . . . . . . . . . . . . . . . .    6
           1.42    TRANSFEROR PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.43    TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.44    TRUST FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.45    UNALLOCATED COMPANY STOCK ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.46    VALUATION DATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.47    VESTED VALUE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.48    VESTING DATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           1.49    YEAR OF BREAK IN SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
           l.50    YEARS OF SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 2:         ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

           2.01    ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
           2.02    PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
           2.03    CESSATION OF ACTIVE PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
           2.04    EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY  . . . . . . . . . . . . . . . . . . . . . . .   10
           2.05    PRIOR EMPLOYMENT WITH AN AFFILIATED COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 3:         PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

           3.01    BASIC EMPLOYEE CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
           3.02    BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
           3.03    SUPPLEMENTAL EMPLOYEE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
           3.04    SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . .   11
           3.05    MODE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
           3.06    CHANGE IN AMOUNT OF CONTRIBUTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
           3.07    VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   12
           3.08    EMPLOYMENT WITH AFFILIATED COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13











           3.09    PLAN TO PLAN TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
           3.10    ROLLOVER CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 4:         EMPLOYER CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

           4.01    REGULAR CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
           4.02    ADDITIONAL CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
           4.03    PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . .   17
           4.04    MODE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
           4.05    FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
           4.06    RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . .   18
           4.07    STATUTORY LIMITATION ON ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
           4.08    COMBINED PLANS LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 5:         INVESTMENT OPTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

           5.01    INVESTMENT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . .   23
           5.02    INVESTMENT ELECTIONS BY PARTICIPANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
           5.03    CHANGES IN CURRENT INVESTMENT ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
           5.04    TRANSFERS OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 6:         VALUATION OF PARTICIPANTS' ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

           6.01    ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
           6.02    VALUATION OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
           6.03    AMOUNT OF PARTICIPANTS' ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
           6.04    STATEMENT OF PARTICIPANT ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
           6.05    TIMING OF CREDITS AND DEDUCTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE 7:         BENEFITS UPON RETIREMENT, DEATH,
                   DISABILITY, OR TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

           7.01    RETIREMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
           7.02    DEATH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
           7.03    DISABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
           7.04    OTHER TERMINATION OF EMPLOYMENT AND VESTING  . . . . . . . . . . . . . . . . . . . . . . . . .   29
           7.05    TRANSFER OF EMPLOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
           7.06    ELECTION OF BENEFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
           7.07    METHOD OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
           7.08    PROOF OF DEATH AND RIGHT OF BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
           7.09    SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . .   33












           7.10    OPTION TO HAVE COMPANY PURCHASE SHARES OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . .   34
           7.11    DIRECT ROLLOVER OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE 8:         WITHDRAWALS DURING EMPLOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

           8.01    GENERAL CONDITIONS FOR WITHDRAWALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
           8.02    WITHDRAWAL OF BASIC AND SUPPLEMENTAL EMPLOYEE CONTRIBUTION
                   ACCOUNTS - LESS THAN THREE YEARS' VESTING SERVICE  . . . . . . . . . . . . . . . . . . . . . .   37
           8.03    WITHDRAWAL OF BASIC AND SUPPLEMENTAL EMPLOYEE CONTRIBUTION
                   ACCOUNTS AND COMPANY CONTRIBUTION ACCOUNT - THREE OR
                   MORE YEARS OF VESTING SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
           8.04    SPECIFIED HARDSHIP WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
           8.05    WITHDRAWAL AFTER AGE 59 1/2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
           8.06    PAYSOP ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 9:         ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

           9.01    FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
           9.02    RESPONSIBILITIES OF THE EMPLOYER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
           9.03    RESPONSIBILITIES OF THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
           9.04    RESPONSIBILITIES OF THE PLAN ADMINISTRATOR   . . . . . . . . . . . . . . . . . . . . . . . . .   41
           9.05    DELEGATION OF DUTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
           9.06    COMMITTEE ACTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
           9.07    INDIVIDUAL INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
           9.08    EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE 10:        GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

           10.01   INALIENABILITY OF BENEFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.02   NO RIGHT TO EMPLOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.03   UNIFORM ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.04   HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.05   CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.06   UNCLAIMED DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.07   DISTRIBUTIONS TO A LEGAL REPRESENTATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
           10.08   EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
           10.09   SOURCE OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
           10.10   PLAN SUBJECT TO TAX APPROVAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
           10.11   DISCONTINUANCE OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47












ARTICLE 11:        SPECIAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

           11.01   AMENDMENTS TO THE PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
           11.02   MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS   . . . . . . . . . . . . . . . . . . . . . . . .   48
           11.03   TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
           11.04   WITHDRAWAL OF AN EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
           11.05   PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 12:        CLAIMS PROCEDURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

           12.01   SUBMISSION OF CLAIMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
           12.02   WRITTEN NOTICE OF DENIED CLAIM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
           12.03   REVIEW OF DECISION DENYING CLAIM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
           12.04   HEARING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
           12.05   WRITTEN DECISION OF COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

ARTICLE 13:        TOP-HEAVY PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

           13.01   OVERRIDING PROVISION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
           13.02   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
           13.03   MINIMUM CONTRIBUTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

ARTICLE 14:        EXERCISE OF SHAREHOLDER'S RIGHTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

           14.01   VOTING SHARES OF COMPANY STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
           14.02   RIGHTS OTHER THAN VOTING RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
           14.03   PUBLIC OFFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE 15:        SPECIAL LIMITATIONS ON CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

           15.01   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
           15.02   DETERMINATION AND TREATMENT OF EXCESS DEFERRALS  . . . . . . . . . . . . . . . . . . . . . . .   58
           15.03   COMPUTATION OF ACTUAL DEFERRAL PERCENTAGE  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
           15.04   LIMITATION ON CONTRIBUTION PERCENTAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
           15.05   DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS  . . . . . . . . . . .   61

ARTICLE 16:        ESOP INVESTMENTS AND ACQUISITION LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

           16.01   INVESTMENT OF EMPLOYERS' REGULAR AND CERTAIN ADDITIONAL CONTRIBUTIONS  . . . . . . . . . . . .   62
           16.02   VALUATION OF SHARES OF COMPANY STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
           16.03   ACQUISITION LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63












           16.04   DIVIDENDS USED IN REPAYMENT OF ACQUISITION LOAN  . . . . . . . . . . . . . . . . . . . . . . .   63
           16.05   CREATION OF UNALLOCATED COMPANY STOCK ACCOUNT AND RELEASE OF
                   SHARES OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
           16.06   ALLOCATION OF PROCEEDS OF SALE OR OTHER DISPOSITION  . . . . . . . . . . . . . . . . . . . . .   64



             BOWATER INCORPORATED SALARIED EMPLOYEES' SAVINGS PLAN
                 (As Amended and Restated Effective May 1, 1989)
           (Incorporating Amendments made through September 15, 1994)


                                    PREAMBLE

Establishment of Plan

The Bowater Incorporated Salaried Employees' Savings Plan was established effective December 31, 1973 for the benefit of eligible salaried Employees of the Company, and of such of its subsidiaries as might adopt the Plan. The Plan was amended and restated, effective January 1, 1984, to provide for payroll-based employee stock ownership contributions (effective December 31, 1983), to provide for employee contributions on a before-tax basis, to incorporate amendments previously made to the Plan, and to make certain additional technical changes (effective January 1, 1984), and to provide for voluntary investments in Company stock (effective October 1, 1984).

Restatement of Plan

The purposes of the January 1, 1985 amendment were to amend the Plan to comply with applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984, as well as to reflect certain changes in the administration of the Plan and certain technical changes. Effective May 1, 1989 the Plan was amended to be comprised of both an employee stock ownership plan ("ESOP") as defined in Section 4975(e)(7) of the Internal Revenue Code and a defined contribution savings plan (in the nature of a profit-sharing plan) with an Internal Revenue Code Section 401(k) cash or deferred arrangement feature. Effective January 1, 1989, the Plan is amended and restated to bring its provisions into conformance with the Tax Reform Act of 1986, accommodate certain provisions of the July 1, 1994 Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company and to conform the language of the Plan to administrative practice.

Objective of Plan

The objective of the Plan is to enhance the existing benefit programs of the Company with respect to eligible Employees and to encourage such Employees to further their own financial independence. The Plan is designed to provide a systematic method of savings through regular contributions by eligible Employees. Employee contributions will be supplemented by Employer contributions. All funds contributed will be held in trust, as described hereinafter, and invested to achieve the objective of the Plan. The Plan and the Trust forming a part thereof are intended to meet the requirements of Sections 41, 401(a), 401(k), 409 and 501(a) of the Internal Revenue Code of 1954, as amended from time to time and the provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time.

            BOWATER INCORPORATED SALARIED EMPLOYEES' SAVINGS PLAN

                (As Amended and Restated Effective May 1, 1989)
           (Incorporating Amendments made through September 15, 1994)


ARTICLE 1:   DEFINITIONS

The following words and phrases as used herein shall, for the purposes of the Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

1.01 ACCOUNTS: The separate accounts maintained for each Participant in each Investment Fund in which the Participant has a balance, including, but not limited to, the Basic Employee Contribution Account, the Supplemental Employee Contribution Account, the Basic Tax-Deferred Employee Contribution Account, the Supplemental Tax-Deferred Employee Contribution Account, the Company Contribution Account, the Employee Stock Ownership ("ESOP") Account, and the PAYSOP Account, as determined under Articles 3 and 4.

1.02 ACQUISITION LOAN: A loan or other extension of credit made or guaranteed by a "disqualified person", as defined in Section 4975(e)(2) of the Code, used by the Trustee to finance the acquisition of Shares of Company Stock for purposes of the Plan pursuant to the provisions of
        Section 16.03.

1.03 ACTIVE PARTICIPANT: An eligible Employee who has on file with the Employer an election to withhold part of his Earnings as a periodic contribution to the Plan and who is currently having Earnings withheld, and any eligible Employee on whose behalf a Payroll-based Employee Stock Ownership Contribution has been made for the Plan Year.

1.04 AFFILIATED COMPANY: Any company or organization directly or indirectly controlled by, controlling, or under common control with the Company, within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof, or is a member of an affiliated service group within the meaning of Section 414(m) of the Code. With respect to periods prior to July 23, 1984, Affiliated Company includes any company which would have been an Affiliated Company prior to the separation under United Kingdom law of the Company from Bowater plc.

1.05 BASIC EMPLOYEE CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Basic Employee Contributions under Section 3.01.

1.06 BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Basic Tax-Deferred Employee Contributions under
        Section 3.02.

1.07 BENEFICIARY: The person, estate or trust last designated by a Participant, by written notice filed with the Plan Administrator, to receive any benefits payable in the event of his death. In the absence of an effective designation, or if no Beneficiary so designated survives the Participant, the Beneficiary shall be the first of the following classes of successive preference beneficiaries then surviving: the Participant's (a) widow or widower; (b) children; (c) parents; (d) brothers and sisters; (e) executor or administrator.

        Notwithstanding the above, if a Participant is married on the date of his death, his Beneficiary shall be his surviving Spouse unless:

        a) The Participant has designated a Beneficiary other than his Spouse, and

        b) the Participant's Spouse has consented in writing to such other Beneficiary designation and the Spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan Administrator or a notary public, or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

1.08    BOARD:  The Board of Directors of the Company.

1.09 CODE: The Internal Revenue Code of 1954, as amended from time to time. All references to any Section of the Code shall be deemed to refer not only to such Section but also to any successor statutory provision to such Section.

1.10 COMPANY: Bowater Incorporated or any successor by merger, purchase or otherwise with respect to its Employees. Whenever any power, right, privilege, duty, or responsibility is reserved to the Company under the terms of the Plan or the Trust, it may be exercised by the Board or by any individual(s), committee(s) or entity(ies) to whom the Board has, in accordance with any procedure it has established, expressly delegated or upon whom the Board has conferred the authority to act.

1.11 COMPANY CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to any contributions made on his behalf by an Employer under Section 4.01 and 4.02.

1.12 CURRENT OR ACCUMULATED PROFITS: The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. No Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by any other Employer to the extent of the current or accumulated net profits of such Employer that remain after contribution of the Employer Contributions required on behalf of Participants employed by such other Employer. No reimbursement shall be required as a result of such contribution.

1.13 DISABILITY: The status of being totally and permanently disabled, as determined by the Plan Administrator in its sole discretion, based on satisfactory evidence furnished to the Plan Administrator by a licensed physician.

1.14 EARNINGS: The basic compensation paid to an Employee by the Employer, excluding overtime pay, commissions, bonuses and any other extra remuneration, but including severance pay received in periodic installments as approved by the Plan Administrator in a uniform and nondiscriminatory manner, and including any contribution to the Plan under Sections 3.02 and 3.04 and any compensation excluded from taxable income under Section 125 of the Code. [This first paragraph of Section
        1.14 is effective January 1, 1992.] In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $150,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code, for the purpose of calculating a Plan Participant's accrued benefit (including the right to any optional benefit provided under the Plan) for any Plan Year commencing after December 31, 1993. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on December 31, 1993 without regard to this provision. [This second paragraph of Section 1.14 is effective January 1, 1994.]

1.15 EFFECTIVE DATE: December 31, 1973 or, in the case of an Employer other than the Company, the date such employer becomes an Employer. Except where another effective date is specified herein, the effective date of this amended and restated Plan is May 1, 1989.

1.16 EMPLOYEE: Any individual who is hired to perform duties for the Employer on a salaried basis, who is subject to its control, and who receives a regular stated compensation, including a pay arrangement or paid leave of absence, unless contractually agreed otherwise, but excluding a pension, retainer or fee under contract. The term "Employee" shall not include an individual who performs services as a leased employee within the meaning of Section 414(n) of the Code.

1.17 EMPLOYEE STOCK OWNERSHIP ("ESOP") ACCOUNT: The Accounts established within the Company Stock Fund, maintained as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") which are used exclusively to receive allocations of Regular Contributions that match Participants' Basic Contributions and, in certain instances, discretionary Additional (matching) Company Contributions to the Plan, which are designated as ESOP Contributions by the Employer.

1.18 EMPLOYER: Bowater Incorporated or any successor by merger, purchase or otherwise with respect to its Employees, or any Affiliated Company which the Board shall designate as an Employer for purposes of this Plan, upon such terms and conditions as said board shall determine, and with the approval of the board of directors of such Affiliated Company.

1.19    EMPLOYMENT:  The service as an Employee with the Employer.

1.20 ENROLLMENT DATE: The Effective Date and thereafter, until July 1, 1994, the first day of each January, April, July and October. Beginning July 1, 1994, the first day of each month is an Enrollment Date. In the case of any Affiliated Company which is designated as an Employer, Enrollment Date shall also mean the effective date of such designation and each day thereafter specified in the applicable preceding sentence.

1.21 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. All references to any Section of the Act shall be deemed to refer not only to such Section but also to any successor statutory provisions to such Section.

1.22 FIDUCIARY: A person or company who exercises discretionary control over the Plan or assets, as defined in Section 3(21) of ERISA.

1.23    FINANCED SHARES:  Shares of Company Stock acquired with an Acquisition
        Loan.

1.24 FORFEITURES: The excess of all amounts in Participants' Accounts, accumulated with investment return, over the Vested Values, upon distribution of such values.

1.25 HOUR OF SERVICE: Each hour, or part thereof, during which an Employee is paid, or entitled to payment, for the performance of duties for an Employer.

1.26 INVESTMENT FUNDS: The funds, together with the investment return thereon, as described under Section 5.01, to which contributions are allocated and into which a Participant may direct that contributions or accounts be invested, pursuant to Article 5.

1.27 PARTICIPANT: An Active Participant or former Active Participant who still has contributions credited to his Accounts.

1.28 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP ("PAYSOP") CONTRIBUTION: The contributions made by an Employer pursuant to Section 4.03.

1.29 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP ("PAYSOP") ACCOUNT: The Account established under that portion of the Company Stock Fund maintained as an ESOP which, with respect to any Participant, is attributable to his Payroll-Based Employee Stock Ownership Contributions under Section 4.03.

1.30 PLAN: The Bowater Incorporated Salaried Employees' Savings Plan as set forth herein, and as it may, from time to time, be amended.

1.31 PLAN ADMINISTRATOR: The Company or the individual(s) and/or committee(s) appointed pursuant to procedures established by the Board to administer the Plan.

1.32    PLAN TO PLAN TRANSFER:  The transfer described in Section 3.09 hereof.

1.33    PLAN YEAR:  The calendar year commencing January 1 and ending
        December 31.

1.34 REGULAR CONTRIBUTIONS: Company Contributions which match (in the percentage specified in Section 4.01) a Participant's Basic Employee Contributions or Basic Tax-Deferred Employee Contributions.

1.35 RETIREMENT: Termination of employment after having attained age 55 or having attained the age and completed the required Years of Service to be eligible for early, normal or postponed retirement under the Employer's qualified retirement plan in which the Employee participates.

1.36    SEVERANCE FROM SERVICE DATE:

        (a) The date on which the Employee quits, retires, is discharged or dies; or

        (b) The first anniversary of the first date of a period in which the Employee remains absent from Employment with or without pay, for any reason other than those specified in clause (a) of this
             Section 1.35, such as vacation, holiday, sickness, disability, leave of absence or layoff.

             In the case of an Employee who is absent from work for maternity or paternity reasons beyond the first anniversary of the first date of such absence, the Severance From Service Date shall be the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
                (1) by reason of the pregnancy of the Employee; (2) by reason of the birth of a child of the Employee; (3) by reason of a placement of a child with the Employee in connection with the adoption of such child by such Employee; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.37 SHARE OF COMPANY STOCK: A share of common stock of the Company which is either tradeable on an established securities market or which has voting power and dividend rights no less favorable than any other class of common stock issued by such Company; provided, however, that when used to describe shares to be acquired pursuant to an Acquisition Loan or to be allocated to a Participant's ESOP Account, such term shall mean stock described in Section 4975(e)(8) of the Code.

1.38 SPECIFIED HARDSHIP WITHDRAWAL: A withdrawal necessitated by the need of the Participant for funds to cover costs related to education, health or medical care, or housing requirements. For purposes of clarification, a Specified Hardship Withdrawal shall be allowed only for financial need arising out of expenses incurred or assumed by a Participant (a) related to medical expenses of a Participant or a member of his family or dependent, and not covered by insurance; (b) related to the post-secondary school tuition for the next quarter or semester of a Participant or a member of his family or dependents; or
        (c) relating to the acquisition of a primary residence of a Participant; or (d) expenses to prevent eviction from, or foreclosure on the mortgage on, the Participant's primary residence. The amount withdrawn may not exceed the actual expense (including reasonably anticipated state and federal taxes and penalties payable with respect to the receipt of the amount withdrawn) incurred by the Participant due to such emergency and shall not be reasonably available from other resources of the Employee. Such resources include all distributions (other than hardship) or loans available under the Plan, the ability to borrow from banks, credit unions or other legitimate lenders, and the disposition of personal assets which can be readily sold without need for replacement. The Plan Administrator shall determine whether applications for such withdrawal satisfy the definition for Specified Hardship Withdrawal.

1.39 SPOUSE: The person legally married to the Participant at the time an action or event relevant for Plan purposes occurs, or immediately prior to his death.

1.40 SUPPLEMENTAL EMPLOYEE CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Supplemental Employee Contributions under Section 3.03.

1.41 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT: The value of that portion of the Trust Fund which, with respect to any Participant, is attributable to his Supplemental Tax-Deferred Employee Contributions under Section 3.04.

1.42 TRANSFEROR PLAN: The Bowater Southern Hourly Employees' Savings Plan, the Bowater Carolina Hourly Employees' Savings Plan, the Bowater Communication Papers Inc. Employees' Savings Plan, the Great Northern Paper, Inc. Savings and Capital Growth Plan, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, and such other tax-qualified plan as may be approved by the Plan Administrator.

1.43 TRUSTEE: Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and, to the extent not succeeded thereby, Wachovia Bank and Trust Company as Trustee under the Bowater Incorporated Master Trust Agreement, as amended and restated as of May 1, 1989, and their respective successors.

1.44 TRUST FUND: The aggregate funds held by the Trustees under the Plan pursuant to the trust agreements between the Company and the Trustees.

1.45 UNALLOCATED COMPANY STOCK ACCOUNT: The Account established for Financed Shares pursuant to Section 16.05 of the Plan, which shares have not yet been released from such Account for purposes of allocation to Participants' Accounts.

1.46 VALUATION DATE: The last business day of each month (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Article 6. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date.

1.47 VESTED VALUE: When used to refer to the interest of a Participant in the Trust Fund on any date, the nonforfeitable portion thereof at the time of determination.

1.48 VESTING DATE: The date on which a Participant completes three Years of Service, determined pursuant to Sections 1.49, 2.04, 2.05 and 7.05.

1.49 YEAR OF BREAK IN SERVICE: Any twelve (12) consecutive-month period, computed from Severance From Service Date, during which an Employee does not complete one or more Hours of Service. A One Year Break in Service shall occur on the last day of the first such twelve-month period. Notwithstanding the above, an Employee shall be deemed to have not incurred a One Year Break in Service if he is either on a leave of absence in excess of twelve months authorized by his Employer and returns to Employment upon the expiration of such leave, or on military leave in excess of twelve months and returns to Employment with an

        Employer within ninety days after his discharge, or such longer period as may be prescribed by law.

l.50    YEARS OF SERVICE:

        (a) For Employment on and after January 1, 1984, the aggregate period of Employment consisting of Years of Service and parts thereof, with each Year of Service consisting of twelve months and with a month consisting of thirty days. Years of Service shall be computed beginning on the date the Employee completes an Hour of Service upon commencing or recommencing employment and ending on his next following Severance From Service Date. Years of Service shall include the period of time between an Employee's Severance From Service Date and the date he next completes an Hour of Service within twelve months from the date he last completed an Hour of Service.

        (b) For Employment prior to January 1, 1984, Years of Service shall be equal to the years of service credited under the provisions of the Plan in existence as of December 31, 1983.

ARTICLE 2:   ELIGIBILITY AND PARTICIPATION

2.01 ELIGIBILITY: An Employee who is an Active Participant as of December 31, 1984 shall continue to be an Active Participant as of January 1, 1985, provided that the Participant continues to meet the requirements of Section 2.02 and has not ceased Active Participation under Section
        2.03. Subject to the provisions of Section 2.05, each other Employee shall be eligible to become a Participant on any Enrollment Date following completion of the following requirements:

        (a)  He has completed one Year of Service; and

        (b) He is not a member of any other non-governmental tax qualified defined contribution plan to which his Employer is making contributions on his behalf; and

        (c) He has not terminated Employment at the time he could otherwise enter the Plan; and

        (d) He is not a member of any collective bargaining unit for which qualified plan benefits have been the subject of bargaining with his Employer pursuant to a currently effective collective bargaining agreement.

        Each Employee transferred from hourly status shall be eligible to make a Plan to Plan Transfer under the provisions of Section 3.09 at any time.

2.02 PARTICIPATION: An eligible Employee shall become an Active Participant as of any Enrollment Date, if on or before such date and within the time period prescribed by the Plan Administrator, the Employee files with the Employer an enrollment form prescribed by the Plan Administrator on which he designates the rate of his Participant contributions, designates a Beneficiary, authorizes the Employer to make payroll deductions, and makes investment elections as provided under the Plan. An eligible Employee who does not file an enrollment form in accordance with the preceding sentence shall become an Active Participant on the first succeeding Enrollment Date after the date the Employee files such enrollment form with the Employer.

        With respect to the Plan to Plan Transfers under Section 3.09, an Employee shall automatically become a Participant at the time of such transfer.

2.03 CESSATION OF ACTIVE PARTICIPATION: An Employee shall cease to be an Active Participant whenever any of the following occur:

        (a)  upon the voluntary suspension of his contributions, pursuant to
             Section 3.07;

        (b)  upon the mandatory suspension of his contributions, pursuant to
             Article 8;

        (c)  upon a Year of Break in Service by the Employee;

        (d) upon any change in his status as an Employee which would make him ineligible to become or remain a Participant under the terms of
             Section 2.01, including a transfer to hourly status or to the payroll of an Affiliated Company which is not an Employer.

        Participation (but not Active Participation) shall not cease due to
        (a), (b) or to temporary absence from employment. The Employee's Participation shall continue until his Accounts are distributed in full to him or his Beneficiary or until forfeited.

2.04 EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY: In the event of reemployment after Termination of Employment, an Employee may enter or reenter the Plan pursuant to the following rules:

        (a) If an Employee who has less than three (3) Years of Service at the time of his termination of Employment incurred five or more Years of Break in Service, he may enter or reenter the Plan on any Enrollment Date after meeting the requirements of Section 2.01.

        (b) If the Employee was previously a Participant in the Plan and (i) did not incur five (5) or more Years of Break in Service, or (ii) had three (3) or more Years of Service at the time of his termination of Employment he may reenter the Plan on the date of his reemployment;

        (c) If the Employee did not incur a Year of Break in Service, had satisfied the eligibility conditions of Section 2.01 but terminated Employment prior to becoming a Participant, he may become a Participant in the Plan on the later of (i) the date of his reemployment, or (ii) the Enrollment Date on which he would have become a Participant had he not incurred the termination of Employment;

        (d) Any other Employee shall become a Participant in the Plan in accordance with the provisions of Section 2.01.

2.05 PRIOR EMPLOYMENT WITH AN AFFILIATED COMPANY: Any person who becomes an Employee and who was previously employed by an Affiliated Company, or who previously performed service as a leased employee within the meaning of Section 414(n) of the Code (if the Company was the recipient of such services) shall have such service taken into account, credited solely for purposes of determining eligibility to participate and vesting under the Plan.

ARTICLE 3:   PARTICIPANT CONTRIBUTIONS

3.01 BASIC EMPLOYEE CONTRIBUTIONS: Each Active Participant may elect to make Basic Employee Contributions to the Plan. The rate of such Contribution shall be an integral percentage of the Participant's Earnings. The maximum rate that may be elected (including Contributions under Section 3.02) shall be 6%.

3.02 BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant may, subject to the terms and conditions of other Sections of this Article, elect to make Basic Tax-Deferred Employee Contributions to the Plan. The rate of such Contribution shall be an integral percentage of the Participant's Earnings. The maximum rate that may be elected (including Contributions under Section 3.01) shall be 6%.

3.03 SUPPLEMENTAL EMPLOYEE CONTRIBUTIONS: Each Active Participant who is making Contributions of 6% of Earnings under Section 3.01 and/or 3.02 may elect to make Supplemental Employee Contributions to the Plan. The rate of such Contribution shall be an integral percentage of the Participant's Earnings. The maximum rate that may be elected (including Contributions under Section 3.04) shall be 10% of the Participant's Earnings for all Plan Years in which he was an Active Participant, reduced by all prior Supplemental Employee Contributions and Supplemental Tax-Deferred Employee Contributions made with respect to such Earnings under this Plan or under any other qualified employee pension plan maintained by the Employer or an Affiliated Company.

3.04 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant who is making Contributions of 6% of Earnings under Section
        3.02 may elect to make Supplemental Tax-Deferred Employee Contributions to the Plan. The maximum rate that may be elected (not including Contributions under Section 3.03) shall be three percent.

3.05 MODE OF PAYMENT: Employee Contributions shall be made by means of payroll deductions for each payroll period, effective with the first full payroll period which ends after the date on which he becomes an Active Participant. Contributions shall be accrued by the Employer from a Participant's Earnings at the rate designated by the Participant, credited to the applicable Accounts by the end of such payroll period, and paid to the Trustee promptly and, in any event, no later than 30 days after the end of the Plan Year with respect to which such Contributions are made.

3.06 CHANGE IN AMOUNT OF CONTRIBUTION: Subject to the provisions of Article 15, a Participant may elect to change the rate of his Basic Employee Contributions and/or Supplemental Employee Contributions by giving prior written notice to the Employer on a form provided by the Plan Administrator for such purpose within the time period prescribed by the Plan Administrator.

        Subject to the provisions of Article 15, a Participant may change the rate of his Basic Tax-Deferred and/or Supplemental Tax-Deferred Employee Contributions by giving prior written notice to the Employer on a form provided by the Plan Administrator for such purpose within the time period prescribed by the Plan Administrator.

        Changes will be effective with the first full payroll period which begins in the month following the expiration of the time period prescribed by the Plan Administrator for the submission of a Participant's notice of election to change his Contributions.

        If the Participant's total contribution rate is in excess of 6% of his Earnings, any such change will first be applied to adjust the amount of his Supplemental Employee Contributions and/or Supplemental Tax-Deferred Employee Contributions, and then, if necessary, to adjust the amount of his Basic Employee Contributions and/or Basic Tax-Deferred Employee Contributions. If the Participant's total contribution rate is less than 6% of his Earnings, any such change will first be applied to adjust the amount of his Basic Employee Contributions and/or Basic Tax-Deferred Employee Contributions, and then, if necessary, to provide for Supplemental Employee Contributions and/or Supplemental Tax-Deferred Employee Contributions.

3.07 VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS: A Participant may suspend his Basic or Supplemental Employee Contributions as of the first day of any month by giving prior written notice to the Employer within the time period prescribed by the Plan Administrator. A suspension of any Basic Employee Contributions will automatically suspend all Supplemental Employee Contributions and/or Supplemental Tax-Deferred Employee Contributions.

        A Participant may suspend his Basic Tax-Deferred or Supplemental Tax-Deferred Employee Contributions as of the first day of any month by giving prior written notice to the Employer within the time period prescribed by the Plan Administrator. A suspension of any Basic Tax-Deferred Employee Contributions will automatically suspend all Supplemental Employee Contributions and/or Supplemental Tax-Deferred Employee Contributions.

        The Participant may resume his Contributions as of the first day of any month after the date the suspension commenced by giving prior written notice to the Employer within the time period prescribed by the Plan Administrator.

        Written notice of suspension or resumption of Contributions shall be on a form provided by the Plan Administrator for such purpose.

3.08 EMPLOYMENT WITH AFFILIATED COMPANY: A Participant may not contribute to the Plan while he is employed by an Affiliated Company which is not an Employer, unless and except to the extent that he continues to receive Earnings from an Employer. A Participant who receives Earnings from an Employer and compensation from such an Affiliated Company may elect to contribute to the Plan, by means of payroll deductions for each payroll period, as if his Earnings from the Employer included his basic compensation from the Affiliated Company. However, a Participant's prior and concurrent service with an Affiliated Company which is not an Employer shall be counted for Years of Service to the extent such credit has been given under Section 1.49 and 1.50 as if such Affiliated Company had been an Employer. For this purpose, the fact that the Participant has made no contributions under the Plan shall be disregarded.

3.09 PLAN TO PLAN TRANSFER: Balances may be transferred into the Plan, without the consent of the Plan Administrator, if the amount transferred is from the Bowater Southern Hourly Employees' Savings Plan, the Bowater Carolina Hourly Employees' Savings Plan, the Bowater Communication Papers Inc. Employees' Savings Plan, the Great Northern Paper, Inc. Savings and Capital Growth Plan, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, and with the Plan Administrator's consent, if the transfer is from another tax- qualified plan. Amounts transferred under this Section shall be subject to the applicable restrictions of Article 8 but shall not be subject to the limitations of Section 4.07 or 4.08; nor shall amounts transferred under this Section be included in the calculation of the Participant's rate of Basic or Supplemental Contribution pursuant to Section 3.06.

        The balance transferred shall be treated as follows:

        (i)   The portion attributable to pre-tax contributions pursuant to
              Section 401(k) of the Code shall be credited to the Employee's Supplemental Tax-Deferred Employee Contribution Account;

        (ii)  The portion attributable to after-tax contributions pursuant to
              Section 401(a) of the Code shall be credited to the Employee's Supplemental Employee Contribution Account;

        (iii) The portion attributable to Employer matching contributions pursuant to Section 401(a) of the Code shall be credited to The Employee's Company Contribution Account;

        (iv)  The portion attributable to Employer contributions pursuant to
              Section 41 of the Code shall be credited to the Employee's PAYSOP Account.

        The Plan Administrator shall require that the Employee furnish a written statement containing such information as may be necessary to establish that the transfer is consistent with the provisions of this Plan and otherwise meets the requirements of law.

3.10 ROLLOVER CONTRIBUTIONS: An Employee, whether or not a Participant, may request the Plan Administrator to direct the Trustee to accept any of the following amounts from or on behalf of the Employee and place them in a Rollover Contribution Account for the Employee:

        (a) amounts transferred to this Plan directly from another trust or annuity contract maintained as part of a plan qualified under
             Section 401(a) of the Code;

        (b) amounts which (i) constitute or form a part of a qualifying rollover distribution within the meaning of Section 402(a)(5) of the Code which have been received by the Employee from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code (other than one forming part of a plan under which the Employee was one described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf), (ii) are eligible for tax-free rollover treatment, and (iii) are transferred to this Plan by the Employee within 60 days following his receipt; or

        (c) amounts which have been deposited and held in a conduit Individual Retirement Account (as defined in Section 408 of the Code) consisting solely of assets and the income thereon which were (i) previously distributed to the Employee from another trust or annuity contract maintained as part of a plan qualified under
             Section 401(a) of the Code (other than one forming part of a plan under which the Employee was described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf) as part of a qualifying rollover distribution as defined in Section 402(a)(5) of the Code and which were deposited in the Individual Retirement Account within 60 days of their receipt, and (ii) are transferred directly to this Plan from the conduit Individual Retirement Account or are transferred to this Plan within 60 days of their distribution to the Employee from the conduit Individual Retirement Account.

             Any amounts transferred into this Plan under this Section shall be by check. No securities shall be contributed. The Employee shall make application to the Plan Administrator in writing, submitting whatever information is deemed necessary and sufficient by the Plan Administrator to establish compliance with the requirements of this sub-section 3.10. Amounts accepted by the Plan Administrator shall be placed in a Rollover Contribution Account established for the Employee and shall become part of the Trust Fund. Any amounts in the Employee's Rollover Contribution

        Account shall be one hundred percent (100%) vested at all times. The Employee shall be able to direct the investment of this Account in accordance with the provisions of Article 5. An Employee's Rollover Contribution Account shall be subject to the same terms and conditions as are applicable to a Supplemental Tax-Deferred Employee Contribution Account.

ARTICLE 4:   EMPLOYER CONTRIBUTIONS

4.01 REGULAR CONTRIBUTIONS: With respect to each Active Participant in its employ, each Employer shall contribute to the Plan from its Current or Accumulated Profits an amount equal to sixty percent of such Participant's Basic Employee Contributions and/or Basic Tax- Deferred Employee Contributions accrued for the corresponding pay period. Contributions by each Employer with respect to Active Participants shall be:

        (a)  paid to the Trustee in the form specified in Section 4.04; and

        (b) allocated to the appropriate account of the Participant as promptly as possible, but no later than as of the end of the Plan Year in which the payroll period (to which such contribution relates) ends.

        The "appropriate" account is the Participant's Non-ESOP Company Contribution Account for such contributions made with respect to (1) the 1988 Plan Year or subsequent payroll periods ending prior to May 1, 1989, and (2) payroll periods ending on and after May 1, 1989, to the extent, if any, such contributions are not applied to the payment of principal or interest on an Acquisition Loan and are not designated by the Employer as ESOP contributions. Otherwise, the "appropriate" account for such contributions made with respect to payroll periods ending on and after May 1, 1989 is the Participant's ESOP Account. (Regular contributions which are applied to the payment of principal or interest on an Acquisition Loan shall be ESOP Contributions, allocable to the ESOP Accounts of the Participants to whom such contributions are allocated.)

4.02 ADDITIONAL CONTRIBUTIONS: The Board and the board of directors of any Employer may from time to time, but not more often than once a Plan Year for any Employer, authorize additional contributions by an Employer from its Current or Accumulated Profits for its Employees who on the last day of such Plan Year are Active Participants or who were Active Participants during the Plan Year but are then currently suspended under Article 8. Except to the extent that such additional Employer Contributions are designated by the Employer as contributions to be allocated to the ESOP Account of the Employees, such additional Employer Contributions shall be allocated to the Non-ESOP Company Contribution Account of its Employees. Except to the extent that such additional Employer Contributions are designated by the Employer as Contributions which are to be allocated (either alone or aggregated with other specified Employer Contributions to the Plan in the same Plan Year) among all Participants in proportion to their respective Earnings for such Plan Year (or in any other permissible manner), such additional Employer contributions shall be allocated as a uniform percentage (with respect to each Account to which contributions are allocated) of the Regular Contributions made by the Employer pursuant to Section 4.01 and remaining in the Accounts of each

        Participant who made Contributions for such Plan Year. Except to the extent required for the allocation of Shares of Company Stock required to be allocated to Participants' Accounts by reason of the release of such Shares from the Unallocated Company Stock Account upon payment of principal and/or interest on an Acquisition Loan, in no event shall such uniform percentage exceed an additional forty percent of the Participant's Basic Employee Contributions and/or Basic Tax-Deferred Employee Contributions for the Plan Year.

4.03 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS: For each Plan Year, beginning in 1983 and ending in 1986, the Employer shall contribute to the Trust Fund out of Current or Accumulated Profits, an amount equal to the percentage of the aggregate (W-2) compensation paid to Employees who are eligible for participation under Section 2.01 of
        Article 2 during the Plan Year, or as of the subsequent January 1, and who have not terminated Employment as of the end of such Plan Year. Such percentage shall be determined in accordance with the following table, less the amount of any reduction in such credit for a prior Plan Year due to a final determination of such credit which is not taken into account in any deduction under Section 404(i)[h](2) of the Code (or to the maximum extent permitted by law):

                 Calendar                          Percentage of
                   Year                        Aggregate Compensation
                   ----                        ----------------------
                   1983                                  0.50
                   1984                                  0.50
                   1985                                  0.50
                   1986                                  0.50
                   1987                                  0.00
                   1988 or thereafter                    0.00

4.04 MODE OF PAYMENT: For Plan Years beginning prior to January 1, 1988, Regular Contributions under Section 4.01 shall be made in cash. For Plan Years beginning on January 1, 1988 and January 1, 1989, Regular Contributions under Section 4.01 shall be made solely in Shares of Company Stock until April 30, 1989. Effective May 1, 1989, Regular Contributions under Section 4.01 may be made either in cash or in Shares of Company Stock. For Plan Years beginning prior to January 1, 1987, Additional Contributions under Section 4.02 shall be made in cash. For the Plan Years beginning January 1, 1987, January 1, 1988 and January 1, 1989, Additional Contributions under Section
           4.02 shall be made solely in Shares of Company Stock until April 30, 1989. Effective May 1, 1989 and for Plan Years beginning thereafter, Additional Contributions under Section 4.02 shall, unless (and except to the extent) designated by the Employer as ESOP Contributions allocable to the ESOP Accounts of Participants, be made solely in Shares of Company Stock. For such Plan Years, to the extent such Additional Contributions under Section 4.02 are designated by the Employer as ESOP Contributions allocable to the ESOP Accounts of Participants, such contributions may be made either in cash or in Shares of Company Stock. Contributions designated as ESOP Contributions shall be available to the Trustee for allocation to Participants' ESOP Accounts, acquisition of Shares of Company Stock or payment of principal and interest under or on Acquisition Loans, as may be appropriate under the circumstances and as permitted or required by the terms of the Plan and any applicable Loan documentation.

           Whenever Contributions under Section 4.01 or 4.02 are required or permitted to be made in Shares of Company Stock, the number of Shares of Company Stock so contributed shall be determined by reference to the price of Shares of Company Stock on the New York Stock Exchange for the "Applicable Trading Day". For purposes of Shares of Company Stock contributed under Section 4.01, the "Applicable Trading Day" shall be the trading day immediately preceding the last day of the month in which the payroll period (with respect to which such Shares of Company Stock are to be transferred to the Trust Fund) ends. For purposes of Shares of Company Stock contributed under Section 4.02, the "Applicable Trading Day" shall be the trading day immediately preceding the Valuation Date selected for this purpose by the Plan Administrator in conformity with any other applicable provisions of the Plan.

4.05       FORFEITURES:  The amount of any Forfeitures under Section 7.04 and
           8.02 shall be applied to reduce future Employer contributions under the Plan as soon as practicable after the event giving rise to the Forfeiture shall have occurred.

4.06 RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER: The following Employer contributions may be returned to an Employer:

           (a) Any contribution made by an Employer under a mistake of fact may be returned to the Employer within one year of payment;

           (b)     Any contribution which is disallowed as a deduction under
                   Section 404 of the Code may be returned to an Employer within one year after disallowance.

           The amount which may be returned to an Employer shall not exceed the amount of the Employer's contribution reduced by any losses attributable to the contribution between the date of contribution and the Valuation Date immediately preceding the date of withdrawal. No contribution or portion of a contribution will be returned to an Employer if the return of such amount would cause the value of an Company Contribution Account to be less than what its value would have been had the contribution not been made.

4.07 STATUTORY LIMITATION ON ADDITIONS: Notwithstanding any other provisions of the Plan, for each Plan Year, "the annual addition" to a Participant's Accounts shall not exceed the lesser of (a) and (b) below:

           (a)     The Maximum Permissible Dollar Amount; and

           (b)     25% of the Employee's compensation for the Plan Year.

           For the purposes of applying the above limits, the following conditions and definitions shall apply:

                   (i)      The term "annual additions" shall mean the sum of:

                            1. Employer Contributions and forfeitures allocated to the Participant's Accounts under Sections 4.01, 4.02, 4.03 and 5.01:

                            2. Basic Tax-Deferred Employee Contributions and Supplemental Tax-Deferred Employee Contributions allocated to the Participant's Accounts under Sections 3.02 and 3.04;

                            3. The lesser of: (a) the Basic Employee Contributions and Supplemental Employee Contributions allocated to the Participant's Accounts under Sections 3.01 and 3.03 in excess of 6% of the Employee's Total Compensation; or (b) one-half of such Contributions.

                   (ii) The initial Maximum Permissible Dollar Amount shall be $30,000. The limitation shall be adjusted automatically in accordance with regulations issued or to be issued by the Secretary of the Treasury as the corresponding limitation in Section 415(c)(1)(A) of the Code is adjusted for the cost of living in accordance with Section 415(d) of the Code.

                   If, however, during any Plan Year, no more than one-third of the Company Contributions under Section 4.03, and, in Plan Years beginning on and after January 1, 1989 the contributions under Section 4.01 and so much (if any) of the contributions under Section 4.02 as are designated as ESOP Contributions, are allocated to the "highly compensated employees" as that term is defined in Code Section 414(q), then for purposes of determining the Maximum Permissible Dollar Amount with respect to any Participant for a Plan Year, the amount under (a) shall be adjusted by adding to it the lesser of

                            1.      the amount under (a) above, or

                            2. the amount contributed under Section 4.03 for a Participant, plus, with respect to Plan Years beginning on and after January 1, 1989, the amounts contributed for a Participant as an ESOP Contribution under Sections 4.01 and 4.02.

                   (iii) For purposes of this Section, the term "Total Compensation" shall mean the amount paid to the Employee by the Employer during the Plan Year, excluding Basic Tax-Deferred Employee Contributions under Section 3.02 and Supplemental Tax-Deferred Employee Contributions under Section 3.04, as reported on his Form W-2.

                   (iv) The limitations of this Section with respect to any Participant who at any time has been a participant in any other defined contribution plan maintained by the Company or an Affiliated Company shall apply as if the total benefit payable under all such defined contribution plans in which the Participant has been a participant were payable from one plan.

                   If the above limitations would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order at such times as required and to the extent necessary to prevent the limitations from being exceeded.

                   (i) Discontinue or reduce the Supplemental Employee and/or Supplemental Tax-Deferred Employee Contribution;

                   (ii) Discontinue or reduce the Basic Employee and/or Basic Tax-Deferred Employee Contributions for the remainder of the Plan Year;

                   (iii) Instruct the Trustee to return all or a portion of the Employee's Supplemental Contributions made during the Plan Year;

                   (iv) Instruct the Trustee to return all or a portion of the Employee's Supplemental Tax-Deferred Contributions made during the Plan Year;

                   (v) Instruct the Employer to reduce or eliminate its Employer Contributions, other than the Payroll-based Employee Stock Ownership Contribution, to the Participant's Accounts for the remainder of the Plan Year;

                   (vi) Instruct the Trustee to return to the Company all or a portion of the Company Contributions, other than the Payroll- based Employee Stock

                            Ownership Contribution, made to the Participant's Accounts for the Plan Year; and

                   (vii) Apply any amounts in excess of such limitations ("excess amounts") for a Participant to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year. For purposes of this sub-section, excess amounts may not be distributed to Participants or former Participants.

                   The above actions shall not be considered a suspension of Participant Contributions as provided in Section 3.07. The provisions of this Section shall be effective January 1, 1983.

                   If that Participant is not covered by the Plan as of the end of the Plan Year, the Plan Administrator shall instruct the Trustee to hold such excess amounts unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan. Such allocation or reallocation shall not result in the limitations of this Section 4.07 being exceeded for any Participant for the Plan Year.

                   Any excess amounts not allocated to Participants in the preceding paragraph shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan. Notwithstanding the foregoing, the provisions of
                   Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference.

4.08 COMBINED PLANS LIMITATION: In any case in which a Participant in the Plan is also a participant in any defined benefit plan maintained by the Employer, the allocations set for them in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" would not exceed 1.0 for any Plan Year.

           The term "defined contribution fraction" for a Plan Year shall mean a fraction, the numerator of which is the sum of annual additions to the Participant's Accounts for all Plan Years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service or 140% of 25% of the Participant's Total Compensation for that year and all prior Years of Service.

           The term "defined benefit fraction" for a Plan Year shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount under the Retirement Plans for the Plan Year or 140% of the Participant's average compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

           The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his normal retirement date without a break in service prior to his normal retirement date. The terms "earnings", "service", "normal retirement date" and "break in service" shall mean the same as defined in such retirement plan.

ARTICLE 5:         INVESTMENT OPTIONS

5.01 INVESTMENT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS: Participant and Employer Contributions shall be invested by the Trustee either as directed by the Provisions of the Plan or as directed by the Participant (or, where applicable, the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order) in one or more Investment Funds, which shall include the following:

           Company Stock Fund: This Fund invests primarily in shares of Company stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Company stock held by this Fund will be automatically reinvested in the Fund. Accounts in this Fund shall segregate, separately account for and respectively consist of shares of Company stock attributable to (1) PAYSOP Contributions,
           (2) Non-ESOP Employer Contributions, (3) Employee Contributions, (4) ESOP Employer Contributions, and (5) the Unallocated Company stock account. The portions of this Fund consisting of Accounts numbered
           (1), (4) and (5) have, since May 1, 1989, and will continue to constitute an Employee Stock Ownership Plan within the meaning of
           Section 4975(e)(7) of the Code. All Employee Contributions initially invested directly in this Fund pursuant to Section 5.02 shall be treated as if invested at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value.

           Additional Investment Funds: There shall be established by the Trustee at the direction of the Company such additional Investment Funds as shall be deemed necessary or appropriate to meet the three investment alternative requirements prescribed by Section 401(a)(28)(B)(ii)(II) of the Code and any applicable regulations promulgated thereunder. Additionally, there may be established by the Trustee at the direction of the Board or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder.

           Temporary Investment: Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Board or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U.S. Government or any instrumentality or agency thereof. The Board or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

5.02 INVESTMENT ELECTIONS BY PARTICIPANTS: Each Participant must elect by "Appropriate Notice" (as hereinafter defined) to have all of his Contributions and his Company Contributions (other than contributions of Shares of Company Stock under Sections 4.01 and
           4.02 and the contributions under Section 4.03) invested in any one of the available Investment Funds or among such Funds, with the Investment in each Fund being a whole number percentage of such Contributions and the sum of such percentages equal to 100%. ("Appropriate Notice" means, for these purposes, written, telephonic or other electronic communication directed to the Plan Administrator (or as the Plan Administrator specifies in rules or procedures uniformly applicable to all similarly situated Participants.) A Basic Employee Contribution Account, a Basic Tax-Deferred Employee Contribution Account, a Supplemental Employee Contribution Account, a Supplemental Tax-Deferred Employee Contribution Account, a Rollover Contribution Account and a Company Contribution Account shall be established for the Participant in each of the available Investment Funds in which contributions are invested on his behalf. In addition an ESOP Account shall be established in the Company Stock Fund for each Participant on whose behalf contributions of Shares of Company Stock under Section 4.01 have been allocated with respect to pay periods ending on or after May 1, 1989. All contributions made pursuant to Section 4.03 shall be invested in the Company Stock Fund and allocated to a PAYSOP Account established for the Participant therein. All contributions of Shares of Company Stock made pursuant to Sections 4.01 and 4.02 whether made before or after May 1, 1989 (provided such Contributions are not applied to the payment of principal or interest on an Acquisition Loan) unless designated by the Employer when made as an ESOP Contribution shall be invested in the Company Stock Fund and allocated to a Company Contribution Account established for the Participant therein. All contributions of Shares of Company Stock made on and after May 1, 1989 pursuant to Sections 4.01 and 4.02 designated by the Employer when made as ESOP Contributions or applied to the payment of principal or interest on an Acquisition Loan, shall be invested in the Company Stock Fund and allocated to an ESOP Account established for the Participant therein. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided, however, that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be temporarily invested in one or more of the investment vehicles authorized in the preceding paragraph for temporary investment of funds, until a valid investment direction is obtained.

5.03 CHANGES IN CURRENT INVESTMENT ELECTIONS: A Participant may, by giving prior "Appropriate Notice", change his investment election as with respect to contributions (other than contributions under Section 4.03), received thereafter. Changes in investment elections must be expressed as revised whole number percentages of Contributions, totaling 100%.

5.04 TRANSFERS OF ACCOUNTS: Except as otherwise provided in this Section 5.04, a Participant may, by giving prior "Appropriate Notice", (as defined in Section 5.02) elect to transfer all, or part (specified as a whole number percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable (which, with respect to Funds which are valued daily and accessible by telephone or other electronic investment direction, can be the same day as directions are transmitted, if received before 4:00 P.M. local time, or the next business day thereafter). No transfers pursuant to this
           Section 5.04 shall be permitted at any time with respect to the Participant's PAYSOP Account in the Company Stock Fund. No transfers pursuant to this Section 5.04 shall be permitted with respect to the Participant's ESOP Account in the Company Stock Fund or so much of his Company Contribution Account in the Company Stock Fund as is attributable to Regular Contributions allocable to payroll periods ending after January 1, 1988 or allocable to Additional Contributions made after December 1, 1986, until the earliest of the following:

           (a)     the Participant attains age 55;

           (b) the Participant retires pursuant to a qualified retirement plan maintained by an Employer; or

           (c) the amount to be transferred has been allocated to the Participant's Company Contribution Account in the Company Stock Fund or the Participant's ESOP Account, as appropriate, for a period of at least two years.

           The Plan Administrator may authorize changes in investment options on dates other than a scheduled or regular Valuation Date as special conditions may warrant. The Plan Administrator may establish rules and procedures as the circumstances require to allow such changes in investment options, including a special valuation of Participants' Accounts.

ARTICLE 6:         VALUATION OF PARTICIPANTS' ACCOUNTS

6.01 ACCOUNTS: Each Participant shall have established for him separate accounts which shall reflect all amounts contributed by the Participant and by the Employer on his behalf and the investment accretions thereon.

6.02 VALUATION OF ACCOUNTS: As of each Valuation Date designated by the Plan Administrator as one as of which written reports shall be prepared, the Accounts of each Participant shall be adjusted separately for each Fund to reflect any appreciation or depreciation in the fair market value of the Funds and income earned by the Funds. The fair market value of the Funds shall be determined by the Trustee and communicated to the Plan Administrator in writing. It shall represent the fair market value of all securities or other property held for the respective Investment Funds, plus cash and accrued earnings, less accrued expenses and proper charges against the Funds as of the Valuation Date. The Company Stock Fund shall be represented by Shares of Company Stock plus the value of any fractional share which shall be held in cash or may be unitized and expressed as a cash value, as the Plan Administrator and Trustee shall agree. The Trustee's determination of value shall be final and conclusive for all purposes of this Plan. A Participant's Accounts shall be adjusted in proportion to the balance in each Participant's Account on the last Valuation Date, less distributions.

           When determining the value of Participant's Accounts, any deposits due which have not been deposited to the Fund on behalf of the Participant shall be added to his Accounts. Similarly, adjustment of Accounts for appreciation or depreciation of the Fund shall be deemed to have been made as of the Valuation Date to which the adjustment relates, notwithstanding the fact that they are actually made as of a later date.

           Any cash dividends received by the Trustee with respect to Shares of Company Stock held by the Plan (other than such Shares held in an ESOP Account and Financed Shares held in the Unallocated Company Stock Account) shall be invested in additional Shares of Company Stock. Any Shares of Company Stock purchased from cash dividends plus any other Shares of Company Stock received as a result of a stock split or a stock dividend shall be allocated to the appropriate Investment Fund Account in proportion to the respective Shares of Company Stock credited to such Account balances as of the appropriate record date. Cash dividends received by the Trustee on Shares of Company Stock held in ESOP Accounts of Participants and on Financed Shares held in the Unallocated Company Stock Account shall (unless the Plan Administrator directs the Trustee to allocate dividends paid on Shares held in ESOP Accounts pursuant to the preceding provisions of this paragraph) be applied by the Trustee to the payment of principal and interest on one or more outstanding Acquisition Loans; provided, however, that with respect to such application of dividends,

           (a) dividends on Financed Shares shall be applied only to the payment of principal and interest on the Acquisition Loan, the proceeds of which were used to acquire such Financed Shares;

           (b) at any time more than one Acquisition Loan is outstanding, dividends on Shares of Company Stock held in ESOP Accounts of Participants shall be applied to the payment of principal and interest on the Acquisition Loan, the proceeds of which were used to acquire such Shares of Company Stock, so long as there remains any unpaid balance due on such Loan; and

           (c) dividends on Shares of Company Stock held in ESOP Accounts of Participants shall be so applied only to the extent that such application releases from the Unallocated Company Stock Account sufficient Shares of Company Stock for immediate allocation to the respective ESOP Accounts of Participants to compensate for such application of dividends.

           The Company may establish a cash reserve from Payroll-based Employee Stock Ownership Contributions transferred in cash equal to an amount not more than the value of fractional shares allocable to Participants entitled to receive an immediate distribution at the time of transfer.

6.03 AMOUNT OF PARTICIPANTS' ACCOUNTS: The amount of a Participant's Accounts for purposes of distribution shall be equal to:

           (a) The value of the Participant's Accounts as of the most recent Valuation Date, plus

           (b) The Participant and Company Contributions made to such Accounts since the most recent Valuation Date, plus

           (c) Principal and interest payments made by the Participant on any outstanding loan under Article 17 since the most recent Valuation Date, minus

           (d) Any distribution to the Participant since the most recent Valuation Date, minus

           (e) Any loan granted to the Participant under Article 17 since the most recent Valuation Date.

           Notwithstanding the above, the Plan Administrator may in its discretion use the value of the Participant's Accounts as of a special valuation date to determine the amount of a Participant's Accounts for purposes of distribution in lieu of the amount determined above. The Plan Administrator may delay any distribution under the Plan until the valuation as of such special date is completed.

6.04 STATEMENT OF PARTICIPANT ACCOUNTS: As soon as practicable after the completion of a calendar quarter, an individual statement will be issued to each Participant showing the value of his Accounts.

6.05 TIMING OF CREDITS AND DEDUCTIONS: The credits to or deductions from a Participant's Account(s) shall be deemed to have been made on the date to which they relate, although they may actually be determined at another date. Notwithstanding the foregoing, to the extent utilization of Investment Funds which are valued daily renders it feasible to do so, transactions will be effected by the Fund manager on the date money or investment directions are received prior to 4:00 P.M. local time, otherwise on the next business day. The Accounts of Participants will be debited or credited, as appropriate, no later than the date on which transactions are effected.

ARTICLE 7:         BENEFITS UPON RETIREMENT, DEATH,
                   DISABILITY, OR TERMINATION

7.01 RETIREMENT: Upon Retirement, the Vested Value shall be the value of the Participant's Accounts. The Vested Value shall be paid to him in full under any of the methods selected by the Participant under Sections 7.06 and 7.07.

7.02 DEATH: Upon termination of Employment of a Participant by death before or after Retirement, the Vested Value shall be the value of his Accounts, to the extent not yet distributed. The Vested Value shall be paid to his Beneficiary in full, under Sections 7.06, 7.07 and 7.08.

7.03 DISABILITY: Upon termination of Employment of a Participant by Disability before Retirement, the Vested Value shall be the value of his Accounts. The Vested Value shall be paid to him or his Beneficiary in full under Sections 7.06 and 7.07 and/or 10.07.

7.04 OTHER TERMINATION OF EMPLOYMENT AND VESTING: Upon termination of Employment of a Participant other than by Retirement, death or Disability, and other than by transfer to an Affiliated Company which is not an Employer, the Vested Value of his Accounts shall be paid to him in accordance with Sections 7.06 and 7.07 provided, however, that installment payments pursuant to Section 7.06(b) may not be elected by a terminated Participant prior to attainment of age 59 1/2. The Vested Value of a Participant's Accounts shall include the entire value of his Accounts arising pursuant to his own contributions, his PAYSOP Account and his Rollover Contribution Account (if any). In addition, if he has completed at least three Years of Service, he shall be entitled to receive the full value of his Company Contribution Account.

           A Participant who has completed less than three Years of Service as of such termination of Employment shall forfeit his entire Company Contribution Account; provided, however, that the Forfeiture shall be reinstated if he is reemployed by an Employer, and if he repays the full amount of his Basic Employee Contribution Account and/or Basic Employee Tax-Deferred Contribution Account at any time before he has five Years of Break in Service. The Vested Value of a terminated Participant described in this Section 7.04 shall be paid to the Participant in accordance with Sections 7.06 and 7.07. If a Participant has no Vested Value, he shall be deemed to have been paid his benefits (which shall be deemed to have a value of zero) as of the last day of the Plan Year in which his Employment terminated. In the event that the employment of a Participant who has completed less than three Years of Service is involuntarily terminated without cause within 12 months following, and as a result of, a "change in control" of the Company, the Vested Value of such a Participant's Accounts shall be the value of the Participant's Accounts on the date of such termination of employment. For purposes of this

           Section 7.04, a change in control of the Company shall be deemed to have occurred upon the occurrence of any event(s) which constitute(s) a 'change in control' of the Company for purposes of (and within the meaning of that term as defined in) any employee benefit plan maintained by the Company at the time of the occurrence of the event.

           A Participant who transfers to an Affiliated Company that is not an Employer and subsequently terminates his Employment with that Company shall be deemed to have terminated his Employment under this Section unless he transfers without intervening employment to an Employer or another Affiliated Company that is not an Employer.

7.05 TRANSFER OF EMPLOYMENT: If a Participant transfers to an employment status with the Employer or an Affiliated Company such that he no longer meets the definition of employee, he shall be given the following options:

           (a) To elect a Plan to Plan Transfer of the Vested Value of his Accounts to any savings or profit-sharing plan maintained by the Company or an Affiliated Company as of any Valuation Date (on which all Accounts are valued), if the Trustee of such plan is authorized to receive such transfer.

           (b) To defer such transfer or the receipt of any such distribution until a later date. His Accounts will remain in the Plan until Retirement, death, Disability or termination of Employment or, except for the PAYSOP Account, until eligible for withdrawal under Article 8.

           A Participant will receive credit for Years of Service for his period of employment with the Employer or Affiliated Company.

7.06 ELECTION OF BENEFITS: On or before a Participant's Retirement, elected benefit commencement date, or "required beginning date" (as defined in Section 7.07(d)) he shall notify the Plan Administrator of his election that benefits due to him upon termination of Employment be paid or made available in accordance with one or more of the following methods:

           (a) by a lump sum payment in cash or, with respect to the Company Stock Fund, upon the request of the Participant, in kind, plus the cash equivalent of the fair market value of any fractional share of Company Common Stock; or

           (b) in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary. The amount of each installment will be determined by dividing the Participant's Vested

                   Value by the number of annual installments which remain to be made at the time a particular installment is to be paid.

           A Participant may change his election of benefits by filing a new election at any time prior to his benefit commencement date (with respect to (a) (i) and (ii), above,) or at any time prior to the purchase of the annuity contract with which payments pursuant to
           (b), above, are to be funded.

           The Participant may elect that the Employee Stock Ownership Account be paid in kind, equal to the full Shares of Company Stock plus the cash equivalent of the fair market values of any fractional Share of Company Stock. The Trustee, in the case of a fractional share, shall be deemed to have purchased such fractional share from the Participant concerned at a price equal to the cash payment to be made to the Participant. Cash for the purchase of fractional shares may be taken from dividend receipts or other cash in the Trust.

           A Participant who has previously elected to receive benefits under Subsection (b) may subsequently apply in writing to the Plan Administrator for a lump sum distribution in cash. Under such a distribution the Plan Administrator may permit the Participant to withdraw the total Vested Value of the Participant's Accounts, determined as of the Valuation Date next preceding the date on which the Plan Administrator approves the withdrawal or the Valuation Date next following the Participant's application for withdrawal, whichever Valuation Date is later; such amount shall not include the amount of any installments paid to the Participants since the preceding Valuation Date. Any residual amounts will be paid to the Participant following the next Valuation Date.

7.07 METHOD OF PAYMENT: Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of Employment occurs and shall be distributable thereafter at the written request of the Participant (or, where applicable, his Beneficiary or alternate Payee).

           Unless the Participant elects otherwise, distribution of benefits will begin no later than sixty days after the end of the Plan Year in which the latest of the following events occurs:

                   (i)      The Participant's attainment of age 65;

                   (ii) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                   (iii) The Participant's termination of Employment with the Employer or an Affiliated Company.

           Notwithstanding any other provision of the Plan (including
           Section 7.09),

           (a) The entire interest of an Employee (i) will be distributed to such Participant not later than the "required beginning date" (as defined under subsection (d)); or (ii) will be distributed under Section 7.06(b) beginning not later than the required beginning date, in accordance with regulations prescribed by the Secretary of the Treasury.

           (b) If distributions have begun under (a)(ii), upon the death of an Employee before his entire interest has been distributed, the remaining portion will be distributed at least as rapidly as under the method being used under (a)(ii) as of the date of his death.

           (c) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to Section 7.08, the entire interest of the Participant will be distributed in accordance with Section 7.06(a) at the end of the calendar year containing the fifth anniversary of the Participant's death.

           (d) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2, or such other date as may be prescribed by applicable law or regulations.

7.08 PROOF OF DEATH AND RIGHT OF BENEFICIARY: In the event of the death of a Participant who has begun to receive benefits in annual installments under the provisions of subsection (b) of Section 7.06, his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum of cash by an election in writing filed with the Plan Administrator within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than noted above shall elect to receive the undistributed value of his Accounts under one of the methods in
           Section 7.06 by an election in writing filed with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in Section 7.06(b) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Account in accordance with
           Section 7.07(c).

           The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

7.09 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS: This Section 7.09 shall not eliminate any form or time of distribution available under this Plan on the May 1, 1989 effective date of the Amendment of which this Section 7.09 is a part.

           (a) Notwithstanding any other provision of this Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $3,500.00, a Participant may elect to have the portion of his Account attributable to Shares of Company Stock acquired by the Plan after December 31, 1986 distributed as follows:

                   (i) If the Participant separates from service by reason of the attainment of normal retirement age under the Plan, death, or disability, the distribution of such portion of the Participant's Account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.09.

                   (ii) If the Participant separates from service for any reason other than those enumerated in subparagraph
                            (i) above and is not reemployed by an Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's Account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, unless the Participant otherwise elects under the provisions of this Plan other than this
                            Section 7.09.

                   (iii) If the Participant separates from service for a reason other than those described in subparagraph
                            (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant prior to any subsequent separation from service shall be in accordance with the terms of the Plan other than this Section 7.09.

           (b) For purposes of this Section 7.09 only, at times when such Stock is not then publicly traded on an established securities market, Shares of Company Stock shall not include any such Shares acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

           (c) Distributions required under this Section 7.09 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under the provisions of this Plan other than this Section

                   7.09. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

           (d) The portion of a Participant's Account balance attributable to Shares of Company Stock which were acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of Shares of Company Stock held in the Participant's Accounts by a fraction, the numerator of which is the number of such Shares acquired by the Plan after December 31, 1986, and allocated to the Participant's Accounts (not to exceed the number of Shares of Company Stock held by the Plan on the date of distribution) and the denominator of which is the total number of Shares of Company Stock held by the Plan at the date of the distribution.

7.10 OPTION TO HAVE COMPANY PURCHASE SHARES OF COMPANY STOCK: Any Participant who receives Shares of Company Stock pursuant to any of the provisions of this Article 7 and any person who has received Shares of Company Stock from such a Participant by reason of the Participant's death or incompetency, shall have the right to require the Company to purchase the Shares of Company Stock for its current fair market value (hereinafter referred to as the "put option").
           The put option shall only apply if, when the Shares of Company Stock are distributed or within fifteen (15) months thereafter, the stock is not publicly traded on an established securities market or are (or become) subject to a restriction under federal or state securities laws or regulations or an agreement affecting the Shares of Company Stock that would make the Shares of Company Stock not as freely tradable as a security not subject to such restrictions. The put option shall be exercisable by written notice to the Plan Administrator during the 15 months after the Shares of Company Stock are distributed by the Plan; provided, however, that if the put option first becomes exercisable after the distribution of such Shares by the Plan, the put option shall remain exercisable after the end of such 15-month period for the number of days (if any) by which the number of days between (1) the date on which the Shares of Company Stock cease to be so traded (or tradable) and (2) the date on which the Employer notifies the Participant in writing that such Shares have ceased to be so traded (or tradable) exceeds ten (10). If the put option is exercised, the Trustee may, in the Trustee's sole discretion, assume the Company's rights and obligations with respect to purchasing the Shares of Company Stock. The Company, or the Trustee if applicable, may elect to pay for the Shares of Company Stock in equal periodic installments (not less frequent than annually) over a period not longer than 5 years from the date the put option is exercised, with interest at a reasonable rate, all such terms to be set forth in a promissory note delivered to the seller with usual business terms as to acceleration upon any uncured default. With the seller's consent, the installment period may be extended to the earlier of 10 years from the exercise of the put option or the date on which the Acquisition Loans related to the Shares of Company Stock have been satisfied, if that is longer than 5 years, provided the purchaser furnishes adequate security in addition to the purchaser's promissory note. Nothing contained herein shall be deemed to obligate the Company to register any Shares of Company Stock under any federal or state securities law or to create a public market to facilitate transferability of the Shares of Company Stock. The put option herein described may only be exercised by a person described in the first sentence of this Section and may not be transferred either separately or together with any Shares of Company Stock to any other person. The put option shall continue in effect to the extent provided herein in the event that the Plan ceases to have a qualified employee stock ownership plan feature.

7.11 DIRECT ROLLOVER OF DISTRIBUTION: Any "Eligible Rollover Distribution" under this Article may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan," subject to the provisions of Section 402 of the Code and the regulations thereunder and as hereinafter provided.

           (a) The Plan Administrator shall advise any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this Section. To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans." If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in the first sentence of this Paragraph must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan.

           The Distributee shall not be entitled to elect a Direct Rollover pursuant to this Section, unless he has obtained any applicable Spousal Consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

           (b) For purposes of this Section, the following definitions shall apply:

                   (i) A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

                   (ii) A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code

                            Section 414(p), but only with regard to the interest of such individual under the Plan;

                   (iii) An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code Section 403(a), an individual retirement account described in Code Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

                   (iv) An "Eligible Rollover Distribution" is any distribution from this Plan on or after January 1, 1993 of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are:

                            (1) Part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more;

                            (2) Required under Code Section 401(a)(9) (relating to the minimum distribution requirements); or

                            (3) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4).

ARTICLE 8:         WITHDRAWALS DURING EMPLOYMENT

8.01 GENERAL CONDITIONS FOR WITHDRAWALS: A Participant's rights to his Basic Employee Contribution, Basic Tax-Deferred Employee Contribution, Supplemental Employee Contribution, Supplemental Tax-Deferred Employee Contribution, Rollover Contribution Account and PAYSOP Accounts shall be nonforfeitable at all times.

           Any distribution under this Section may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an individual retirement account or another tax-qualified plan, subject to the provisions of Section 402 of the Code and the regulations thereunder, and in accordance with the procedures described in Section 7.06 of this Plan.

           Subject to the conditions set forth in the subsequent sections of this Article, upon written notice to his Employer in the manner prescribed by the Plan Administrator for such purpose, a Participant may make withdrawals of all or a portion of the Vested Value of his Accounts (excluding the PAYSOP Account). No withdrawals may be made under this Article 8 from a Participant's Basic Tax- Deferred Employee Contributions Account or his Supplemental Tax-Deferred Employee Contributions Account except pursuant to the provisions of Sections 8.04 and 8.05 hereof.

           All amounts withdrawn must be paid in cash. In the case of a partial withdrawal under this Article by a Participant having an interest in more than one Investment Fund, the amount withdrawn shall be taken, pro rata, from all Investment Funds in which the Participant maintains Accounts and from which withdrawal is permissible in the same proportion as the value of the Participant's interest in each such Fund bears to the total value of his Accounts.

8.02       WITHDRAWAL OF BASIC AND SUPPLEMENTAL EMPLOYEE CONTRIBUTION
           ACCOUNTS - LESS THAN THREE YEARS' VESTING SERVICE: A Participant who has ess than three years of vesting service may withdraw all or any part of the value of his Basic Employee Contribution Account, Rollover Contribution Account, and Supplemental Employee Contribution Account determined as of the next Valuation Date.

           Upon a withdrawal under this Section, the Participant shall forfeit the full amount of his Company Contribution Account attributable to the amount withdrawn from such Participant's Basic and Supplemental Employee Contribution accounts. However, such Forfeiture shall be reinstated if the Participant repays the full dollar amount of the prior withdrawal within two years after the withdrawal, or prior to the time that the Participant has a Year of Break in Service, whichever occurs first.

8.03 WITHDRAWAL OF BASIC AND SUPPLEMENTAL EMPLOYEE CONTRIBUTION ACCOUNTS AND COMPANY CONTRIBUTION ACCOUNT - THREE OR MORE YEARS OF VESTING
           SERVICE: A Participant who has at least three years of vesting service may withdraw all or any part of his Basic Employee Contribution Account, Rollover Contribution Account, Supplemental Employee Contribution Account and Company Contribution Account, determined as of the next Valuation Date.

           The amounts available for withdrawal at any given time shall exclude Company Contributions made during the two years immediately preceding withdrawal. These amounts may not be distributed to the Participant until his termination of Employment or until such funds have been in the Plan for at least two years, whichever occurs first.

           A Participant who has made a withdrawal under this section shall not forfeit any part of his Company Contribution Account.

8.04 SPECIFIED HARDSHIP WITHDRAWAL: A Participant as to whom no loan is available under the Plan may apply for a Specified Hardship Withdrawal. Under such a withdrawal, the Plan Administrator may permit the Participant to withdraw all or a portion of his Basic Employee Contribution Account, Supplemental Employee Contribution Account, Basic Tax-Deferred Employee Contribution Account, Supplemental Tax-Deferred Employee Contribution Account, Company Contribution Account (excluding Company Contributions made during the two years immediately preceding withdrawal), Rollover Contribution Account and investment return accrued as of December 31, 1988 on his Tax-Deferred Accounts. Notwithstanding the foregoing, the Participant may not withdraw his Basic Tax-Deferred Employee Contribution Account or Supplemental Tax-Deferred Employee Contribution Account unless the Participant's assets are not otherwise reasonably available or he is age 59 1/2 or older.

           The value of the Accounts for purposes of this Section shall be determined as of the Valuation Date next preceding the date on which the Plan Administrator approves the withdrawal, or the Valuation Date next following the Participant's application for withdrawal, whichever Valuation Date is later. The value shall include Basic Employee Contributions, Supplemental Employee Contributions, Basic Tax-Deferred Employee Contributions and Supplemental Tax-Deferred Employee Contributions made since the applicable Valuation Date and shall not include the amount of any withdrawals made by the Participant since the Valuation Date.

           A Participant who has made a withdrawal under this Section shall incur a mandatory suspension of 12 months for all types of contributions, if the withdrawal includes any amounts from the Participant's Tax-Deferred Accounts. In addition, the Participant's Tax-Deferred Contributions for the Plan Year following the Plan Year in which the withdrawal occurs shall not exceed the limit on Elective Deferrals under Section 15.02 hereof for that Plan Year, reduced by the Tax-Deferred Contributions made by the Participant in the Plan Year in which the withdrawal occurs.

           The provisions of this Section are completely independent of those contained in Sections 8.02 and 8.03. Not more than one withdrawal may be made under this Section during any Plan Year, except for withdrawal for post-secondary school tuition expenses, as specified in Section 1.37.

           Amounts withdrawn shall be considered to be taken first from the Participant's Basic and Supplemental Employee Contribution Account.

8.05 WITHDRAWAL AFTER AGE 59 1/2: A Participant who has attained age 59 1/2 may make a withdrawal under the provisions of Section 8.04 without satisfying the conditions of that Section for a Specified Hardship. Upon such a withdrawal, the Participant shall not incur a Mandatory Suspension.

8.06 PAYSOP ACCOUNTS: A Participant may not withdraw any amounts from this Account while employed.

ARTICLE 9:         ADMINISTRATION

9.01       FIDUCIARIES:

           (a)     The following parties are Fiduciaries of the Plan:

                   (i)      The Employer;

                   (ii)     The Trustee; and

                   (iii) Any committee(s) or individual(s) appointed by the Employer or the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Employer or the Plan Sponsor.

           (b)     The Plan Administrator shall be the Named Fiduciary.

           (c) If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Employer shall function as the Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

           (d) The responsibilities of each Fiduciary may be specified by the Employer and accepted in writing by each Fiduciary. If no such delegation is made by the Employer, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Employer that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Employer or the Fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

           (e) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Employer or the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to Paragraph (d), above.

9.02 RESPONSIBILITIES OF THE EMPLOYER: The Employer shall have the following powers and duties with respect to the Plan;

           (a) to appoint the members any committee created to exercise any responsibility with respect to the Plan;

           (b) to terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

           (c) to delegate any of the fiduciary responsibilities under the Plan to any individual, committee, or entity it may designate; provided, however, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Board, or by written allocation among the Fiduciaries, shall be effected by delivery in writing to the Fiduciaries to and from whom such responsibility is being reassigned;

           (d) to designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional Fiduciary or Named Fiduciary of the Plan; and

           (e) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

9.03 RESPONSIBILITIES OF THE TRUSTEE: The Trustee shall have the powers and duties allocated to it in the trust agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Board or its delegate to, and accepted by the Trustee.

9.04 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR: The Plan Administrator (the "Administrator") shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Administrator shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Board in order that the Plan Administrator's performance of his duties may be periodically reviewed. In addition, the Plan Administrator shall have the following powers and duties with respect to the Plan:

           (a) To establish and enforce such rules, regulations and procedures as the Administrator shall deem necessary or proper for the efficient administration of the Plan;

           (b) To interpret the Plan, the Administrator's interpretation thereof in good faith to be final and conclusive;

           (c) To decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;

           (d) To compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be Paid;

           (e) To advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

           (f) To submit annually to the Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Board or its designee may require;

           (g) To maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA;

           (h) To appoint any accountant, attorney, consultant or other professional; and

           (i) To appoint Unit Administrators and determine their powers and to delegate to the Unit Administrators such of the Administrator's duties as the Administrator may, subject to this Article 9 and the requirements of ERISA, determine. Any such allocation or delegation shall be periodically reviewed by the Board or its designee.

9.05 DELEGATION OF DUTIES: Any committee established by the Employer or at its direction or by its designee may appoint subcommittees and determine their powers and the Employer and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Board.

           The Employer, the Administrator and their respective designees, agents, officers and employees and any committee(s) established by the Employer or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel; the Employer, the Administrator, and their respective designees, agents, officers and employees and any committee(s) established by the Employer or at its direction or by its designee, shall be fully protected in respect to any action taken or suffered by them in good faith and acting as prudent men would act in like circumstances in reliance upon such certificate, report or the advice or opinion of such accountant, consultant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving Spouses, Beneficiaries and Contingent Annuitants.

9.06 COMMITTEE ACTION: Unless otherwise directed by or at the direction of the Employer, a majority of the members of any committee(s) established by or at the direction of the Employer or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

9.07 INDIVIDUAL INDEMNIFICATION: To the extent permissible under ERISA, the Employer shall indemnify each member of the Plan Sponsor's/Employer's board of directors, each member of any committee(s) established by or at the direction of the Employer or its designee, and the Plan Administrator or any of their delegees against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Administrator, or designee or delegee thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

           Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Employer, notify the Employer of the commencement thereof, and the omission so to notify the Employer will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

           In the event the Employer elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

9.08 EXPENSES: Any expenses reasonably incurred by the Plan Administrator or the member(s) of any committee(s) in the performance of their duties shall be paid by the Employer. Such reasonable expenses include the Employer's securing insurance to protect them from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan. All reasonable expenses incurred in connection with the administration of the Plan, including (without limitation) the compensation of the Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Employer in connection with the administration of the Plan shall be paid from the Trust Fund to the extent not paid by the Employer.

ARTICLE 10:        GENERAL PROVISIONS

10.01 INALIENABILITY OF BENEFITS: No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance or change, and any attempt to do so shall be void. However, the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a qualified domestic relations order (as defined under the Retirement Equity Act of 1984 and regulations thereunder) shall not be considered an assignment or alienation of benefits under the Plan. The Plan Administrator shall comply with such order. However, the amount and form of benefits provided by the Plan shall not be altered by such order.

10.02 NO RIGHT TO EMPLOYMENT: Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Employer or as interfering with the rights of the Employer to discharge an Employee at any time.

10.03 UNIFORM ADMINISTRATION: Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of highly compensated Participants or Participants whose principal duties consist of supervising the work of others.

10.04 HEADINGS: The headings of the sections of this Plan are placed herein for convenience of reference and in the case of any conflict, the text of the Plan, rather than such headings, shall control.

10.05 CONSTRUCTION: The Plan shall be construed, regulated and administered in accordance with the laws of the State of South Carolina except to the extent that such laws are superseded by ERISA. The Plan and the trust shall be construed so as to qualify under Sections 401(a), 401(k), and 501(a) of the Code.

10.06 UNCLAIMED DISTRIBUTIONS: If within five years after any distribution becomes due to a Participant or Beneficiary, the same shall not have been claimed, provided due care shall have been exercised in attempting to make such distribution, the amount thereof shall be treated as a forfeiture under Section 4.05 and applied to reduce future Employer contributions under the Plan; provided, however, that such Employer shall restore the amount so applied with earnings thereon if and when the same shall be claimed by the Participant or Beneficiary entitled to receive it.

10.07 DISTRIBUTIONS TO A LEGAL REPRESENTATIVE: If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of illness or accident, the Plan Administrator may direct that any benefits due him, unless claim shall have been made therefor by a duly appointed legal representative, shall be paid to the spouse, child, or legal representative of such person. Any payments so made under the direction of the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

10.08 EXPENSES: The Plan shall pay all costs and expenses incurred in administering the Plan to the extent not paid by the Company. Direct charges and expenses arising out of the purchase or sale of securities or other assets and taxes levied on or measured by such transaction, shall be charged against the Account(s) of the Participant(s) in the Investment Fund(s) for which the transaction took place. The Company shall provide for the allocation among the Employers of such fees and expenses as the Company shall undertake to pay.

           All funds deposited to the Trust Fund and all income earned by the Trust Fund shall be used for the exclusive benefit of the Plan Participants and for payment of the expenses of administering the Plan and the Trust Fund to the extent such expenses are not paid by the Employers, and for no other purpose. No portion of the Trust Fund shall revert to or become the property of the Company until all liabilities under the Trust Fund pursuant to the Plan are satisfied.

10.09 SOURCE OF PAYMENT: Benefits under the Plan shall be payable only out of the Trust Fund. The Employers shall have no obligation, responsibility, or liability to make any direct payment of benefits under the Plan. Except as otherwise provided by law, including ERISA, neither the Employers nor the Trustee guarantee the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder.

10.10 PLAN SUBJECT TO TAX APPROVAL: The adoption of the Plan and the trust incident hereto, as it applies to any Employer, is expressly subject to the condition that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code and regulations issued thereunder with respect to employees' trusts.

           If implementation of the ESOP and Leveraged ESOP provisions of the May 1, 1989 Amendment as recipients of the Company's Regular and/or Additional Contributions jeopardizes the Plan's receipt or retention of a favorable determination by the IRS of its qualification under
           Section 401 of the Code or results in the issuance of a private letter ruling rendering the abandonment of those provisions to be the prudent or preferred course of action, then the Plan Administrator may rescind the ESOP and Leveraged ESOP provisions of the Plan, whereupon the provisions of the Plan relating to Regular and Additional pre-amendment Contributions in Company Stock shall be reinstated from the effective date of this Amendment to the effective date of such rescission.

10.11 DISCONTINUANCE OF CONTRIBUTIONS: The Plan is voluntary on the part of the Employers. Although the Company does not anticipate terminating the Plan at any point in the foreseeable future, the Company and each other Employer that elects to participate in the Plan reserves the right, through its board of directors, to terminate its participation in the Plan pursuant to Article 11 and/or discontinue further contributions by Participants or the Employer to the Trust.

ARTICLE 11:        SPECIAL PROVISIONS

11.01 AMENDMENTS TO THE PLAN: The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participant or beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

11.02 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS: The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

           Any such merger, consolidation, or transfer shall be accomplished in accordance with applicable regulations of the Internal Revenue Service.

11.03 TERMINATION: The Plan is purely voluntary on the part of the Company and each other Employer, and the Company reserves the right to terminate or completely discontinue contributions under the Plan, and terminate the trust agreement and the trust hereunder. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants or their Beneficiaries either upon such termination or upon the termination of Employment of the respective Participants, at the discretion of the Plan Administrator, in the same manner as on termination of Employment under Section 7.06. In the case of a complete termination or a complete discontinuance of contributions to the Plan, any forfeitures not previously applied in accordance with Section 4.05 shall be credited ratably to the Accounts of all Participants in proportion to the amounts of Company Contributions credited to their respective Company Contribution Account during the current calendar year, or the prior calendar year if no Company Contributions have been made during the current calendar year.

11.04 WITHDRAWAL OF AN EMPLOYER: Subject to the requirement of ERISA and the Code, any one or more of the Employers (other than the Company) may terminate its participation in and withdraw from the Plan by giving six months' advance notice in writing to the Company of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Board.

           Upon such withdrawal, the Company shall certify to the Trustee the equitable shares of such withdrawing Employers in the trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer(s).

           The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

11.05 PROCEDURE: The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by the Board's designee, to whom such authority to so act has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.

ARTICLE 12:        CLAIMS PROCEDURE

12.01 SUBMISSION OF CLAIMS: Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator for this purpose. Written notice of the disposition of a claim shall be furnished to the claimant within 30 days after the application therefor is filed. Such 30-day period may be extended (for an additional 90 days) if the Plan Administrator determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 30 days after receipt of the claim.

12.02 WRITTEN NOTICE OF DENIED CLAIM: The Plan Administrator shall provide adequate notice in writing to any person whose claim for benefits has been denied. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect the claims; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure.

12.03 REVIEW OF DECISION DENYING CLAIM: If a claimant's claim has been denied in whole or in part, the claimant shall be advised in writing that he or his duly authorized representative may request a review by the Board or its designee upon written application to the Plan Administrator. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of a claim. Within 10 days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

12.04 HEARING: Upon receipt of a timely request for review, the Board or its designee may hold a hearing, or, in its discretion, appoint one or more of its members (or if its designee is a committee, the committee may appoint one or more of its members) to hear the claimant's request and inquire into the merits of the matter. Such member(s) shall meet promptly with the claimant and/or his duly authorized representative and hear such arguments and/or examine such documents as the claimant or his representative shall present. The member(s) shall report his (their) findings to the Board or its designee and the Plan Administrator orally or in writing.

12.05 WRITTEN DECISION OF COMMITTEE: A decision of the Board or its designee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant. Such decision shall include specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly and not later than 60 days after a request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so advised in writing prior to the expiration of the initial 60-day period and decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

ARTICLE 13:        TOP-HEAVY PROVISIONS

13.01 OVERRIDING PROVISION: If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article shall supersede any conflicting provisions in the Plan.

13.02      DEFINITIONS:

           (i) DETERMINATION DATE: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

           (ii) EARNINGS: For purposes of this Article 13, the compensation that is included on an Employee's Form W-2 for the calendar year that ends with or within the Plan Year plus the amount of any Tax-Deferred Contributions made on behalf of the Employee for such calendar year.

           (iii) KEY EMPLOYEE: Any Employee or former employee (and the Beneficiary(ies) of such employee) who, at any time during the termination period, was a Key Employee, in accordance with Section 416(i)(1) of the Code and regulations thereunder.

           (iv) PERMISSIVE AGGREGATION GROUP: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

           (v) PRESENT VALUE: The value based on the 1983 Group Annuity Mortality Table, separately for males and females, and an interest rate of 5% per annum.

           (vi) REQUIRED AGGREGATION GROUP: (1) Each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

           (vii) TOP-HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

                   (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                   (b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

                   (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

           (viii)  TOP-HEAVY RATIO:

                   (a) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan), which, during the 5-year period ending on the Determination Date, has or has had account balances, the Top-Heavy Ratio for this group alone or for the Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits of all Key Employees as of the Determination Date, and the denominator of which is the sum of the Present Values of all accrued benefits, determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits distributed in the 5-year period ending on the Determination Date.

                   (b) If the Employer maintains one or more defined benefit plans and maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), which, during the 5-year period ending on the Determination Date, has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with (a) above, plus the sum of account balances under the aggregate defined contribution plan or plans of all Key Employees as of the Determination Date. The denominator is the sum of the Present Values of all accrued benefits under the aggregate defined benefit plan or plans for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits or account balances distributed in the 5-year period ending on the Determination Date.

                   (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years for a defined benefit plan. The account balances and accrued benefits will be disregarded for a participant: (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for computing the Top-Heavy Ratio. When aggregating plans, the values of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

           (ix)    VALUATION DATE:  The first day of the Plan Year.

13.03 MINIMUM CONTRIBUTION: For any Plan Year in which this Plan as top-heavy, provided the top-heavy ratio is less than 90%, each Employee who is eligible to participate under Section 2.01, and who is not eligible for participation under any defined benefit plan maintained by his Employer shall have a contribution of 5% of Earnings credited to his Accounts. Such contribution will be made with respect to any such Employee irrespective of whether such Employee has performed or will perform 1,000 Hours of Service (or the equivalent) for such Plan Year or has made any contributions to this Plan with respect to such Plan Year. This contribution shall include amounts contributed under Sections 3.02 and 3.04 and Article
           4. For any Plan Year in which the top-heavy ratio for this Plan is 90% or more, such minimum contribution shall be 3% of Earnings, and the 125% factor in Section 4.08 shall be reduced to 100%.

ARTICLE 14:        EXERCISE OF SHAREHOLDER'S RIGHTS

14.01      VOTING SHARES OF COMPANY STOCK:

           (a) All Shares of Company Stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions from the Participants or Beneficiaries, as set forth in this
                   Section 14.01.  For purposes of the actions taken under this
                   Section 14.01, Participants and Beneficiaries shall be considered to be named fiduciaries within the meaning of
                   Section 402(a)(2) of ERISA. Each Participant or Beneficiary shall be entitled to give voting instructions with respect to (1) the Shares of Company Stock allocated to his Accounts, and (2) a pro rata portion of the Shares of Company Stock held in an Unallocated Company Stock Account, in the proportion that the Shares of Company Stock allocated to his Accounts bear to the total Shares of Company Stock allocated to all Accounts. In the event that a Participant or Beneficiary fails to direct the Trustee as to the exercise of such voting rights, the Trustee shall vote such Shares of Company Stock in the same proportion as the Trustee is required to vote Shares of Company Stock for which instructions have been received, so that the same percentage of voting rights with respect to such Shares of Company Stock will be exercised for or against any proposal or nominee submitted to shareholders as are exercised with respect to Shares of Company Stock for which instructions have been received. With respect to each occasion for the exercise of such voting rights, the Trustee, through the Plan Administrator, will notify each Participant or Beneficiary within a reasonable time (not less than 30 days) before such rights are to be exercised. Such notification will include all the information distributed to the Trustee regarding the exercise of such rights.

           (b) Not less than five (5) business days prior to the date on which such voting rights are to be exercised, each Participant or Beneficiary wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. To the extent possible, the Trustee shall vote the combined fractional Shares of Company Stock allocated to the Account(s) of Participants and Beneficiaries to reflect the directions of the Participants to whom such fractional Shares of Company Stock are allocated.

           (c) Neither the Trustee nor the Plan Administrator nor any of the committee(s) established by or at the direction of the Board, nor any other designee of the Board may make any recommendation to the Participants or Beneficiaries regarding the manner of exercising any voting rights, including whether or not such rights should be exercised.

14.02 RIGHTS OTHER THAN VOTING RIGHTS: Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the Shares of Company Stock allocated to his Accounts.

14.03 PUBLIC OFFERS: Notwithstanding any provision of the Plan to the contrary, in the event of a "tender offer" within the meaning ascribed to that term pursuant to Section 14(d) of the Securities Exchange Act of 1934, for Shares of Company Stock by any person (other than the Company or any affiliate thereof), the Trustee, through the Plan Administrator, shall promptly provide a copy of the offer, and any other material or information concerning such offer, to each Participant or Beneficiary (as appropriate). For purposes of the actions taken under this Section 14.03, Participants and Beneficiaries shall be considered to be "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA. Each Participant or Beneficiary (as appropriate) shall be entitled to give the Trustee instructions with respect to the tender of all, but not less than all, Shares of Company Stock allocated to his Account. Upon receipt of instructions from a Participant or Beneficiary (as appropriate) to so tender, the Trustee shall tender all such Shares of Company Stock to the tender offeror. In the event that a Participant or Beneficiary fails to direct the Trustee as to whether to tender or to not tender Shares of Company Stock, the Trustee shall tender all or a part of such Shares of Company Stock, the tendered Shares to be in the same proportion to the total number of Shares of Company Stock held in the Account of such non-directing Participant or Beneficiary as the number of Shares of Company Stock as to which the Trustee is required to tender Shares of Company Stock bears to the total number of Shares of Company Stock held in the Accounts of Participants and Beneficiaries as to which instructions have been received. The Trustee shall also tender a pro rata portion of the Shares of Company Stock held in any Unallocated Company Stock Account, the Shares tendered to be in the same proportion that the number of Shares of Company Stock the Trustee is directed to tender from the Accounts of Participants and Beneficiaries who direct the Trustee to tender or not to tender such Shares bears to the total number of Shares of Company Stock allocated to all Accounts of the Participants and Beneficiaries who so direct the Trustee. The solicitation and implementation of instructions from Participants (and Beneficiaries) pursuant to this Section 14.03 shall, to the best of the abilities of the Trustee, be carried out in such a manner as will, for a reasonable time, preserve the "confidentiality" of the instructions given by any particular Participant or Beneficiary within the meaning and intent of that term as used in Section 203(a)(2) of the General Corporation Law of the State of Delaware. In the event that instructions cannot otherwise be returned to the Trustee in a timely fashion, the Company shall use its best efforts to collect and tabulate such instructions in a manner that will assure a confidential and timely tender by the Trustee. The proceeds received by the Trustee as a result of having tendered Shares of Company Stock shall be applied under the Plan as directed by the Plan Administrator, in accordance with the following precepts. The Accounts of

           Participants and Beneficiaries who directed the Trustee not to tender the Shares of Company Stock allocated to their respective Accounts shall continue to be invested in Shares of Company Stock, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. The Accounts of Participants and Beneficiaries who directed the Trustee to tender the Shares of Company Stock allocated to their respective Accounts shall receive the proceeds of such tender allocable to the tendered Shares of Company Stock from such Account, which shall be invested at the direction of the Board or its designee, as hereinafter provided, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. There shall be allocated to the Accounts of Participants and Beneficiaries who gave no directions to the Trustee with respect to the tender of Shares of Company Stock, proceeds of the tender allocable to the Shares of Company Stock (if any) tendered from their respective Accounts, and the Shares of Company Stock and such proceeds shall be invested in the same manner provided for in the preceding two sentences. Any cash so received may be invested in short-term investments, pending the Trustee's receipt of directions from the Board or its designee. The Trustee shall give advance notice of at least one full business day to the Company before taking any action in response to such an offer other than the actions described above. The Trustee shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses for any extraordinary services attributable to the duties and responsibilities described in this Section.

ARTICLE 15:        SPECIAL LIMITATIONS ON CONTRIBUTIONS

15.01 DEFINITIONS: For purposes of this Article 15, the following terms shall have the meaning set forth hereafter:

                   (i) "Actual Deferral Percentage" has the meaning defined in Code section 401(k)(3)(B).

                   (ii) "Code" means the Internal Revenue Code of 1986, as amended from time to time. A reference to any section of the Code shall also be deemed to refer to any successor statutory provision.

                   (iii) "Contribution Percentage" has the meaning defined in Code section 401(m)(3).

                   (iv) "Elective Deferrals" has the meaning defined in Code section 402(g)(3).

                   (v) "Excess Aggregate Contributions" has the meaning defined in Code section 401(m)(6)(B).

                   (vi) "Excess Contributions" has the meaning defined in Code section 401(k)(8)(B).

                   (vii)    "Excess Deferral" has the meaning defined in Code
                            section 402(g)(2), but excluding amounts described in section 1105(c)(5) of the Tax Reform Act of 1986.

                   (viii) "Highly Compensated Employees" has the meaning defined in Code section 414(q).

                   (ix) "Matching Contributions" has the meaning defined in Code section 401(m)(4)(A).

                   (x) "Qualified Nonelective Contributions" has the meaning defined in Code section 401(m)(4)(C).

15.02      DETERMINATION AND TREATMENT OF EXCESS DEFERRALS:

           (a) The amount of Elective Deferrals for a Participant for his taxable year shall be limited to $7,000 (or such other applicable amount pursuant to the provisions of Sections 401(g)(4), (5) and (8) of the Code). Any Excess Deferral shall be distributed to the Participant in accordance with the rules of subsection (b) hereof.

           (b) To the extent the Participant has made Elective Deferrals to the Plan in excess of the amount set forth in subsection
                   (a), such Excess deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Elective Deferrals are made. If, for a taxable year, a Participant makes Elective Deferrals to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Plan Administrator in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount shall then be distributed (including income thereon) to the Participant no later than the following April 15th.

15.03      COMPUTATION OF ACTUAL DEFERRAL PERCENTAGE:

           (a) For each Plan Year beginning after December 31, 1986, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible employees that meets either of the following tests:

                   (i) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible employees multiplied by 1.25; or

                   (ii) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible employees multiplied by 2.

           (b) For purposes of computing the Actual Deferral Percentages in subsection (a) hereof, the Company Contributions on behalf of any Participant shall include:

                   (i) Any Company Contributions made pursuant to the Participant's election; and

                   (ii) At the election of the Company, Matching Contributions (other than Matching Contributions which have been allocated to an ESOP Account) that meet the withdrawal and nonforfeitability restrictions of Code Section 401(k)(2)(B) and (C), and/or Qualified Nonelective Contributions.

           (c) For purposes of applying the provisions of subsection (a) hereof, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two or more cash or deferred arrangements of the Employer shall be the sum of the Actual Deferral Percentages for such Highly Compensated Employee under each of such arrangements divided by the Participant's Compensation from the Employer and the Affiliated Companies.

           (d) Except to the extent provided in regulations or rules provided by the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Deferral under
                   Section 15.02 hereof, such portion shall, for purposes of applying this Section 15.03, be treated as an Employer Contribution.

15.04      LIMITATION ON CONTRIBUTION PERCENTAGE:

           (a) For each Plan Year beginning after December 31, 1986, the Contribution Percentage for eligible Highly Compensated Employees shall not exceed the greater of:

                   (i) 125 percent of the Contribution Percentage for all other eligible Employees; or

                   (ii) The lesser of 200 percent of the Contribution Percentage for all other eligible Employees or the Contribution Percentage for all other eligible Employees plus 2 percentage points.

           (b) (i) If two or more plans of the employer to which Matching Contributions, Employee Contributions or Elective Deferrals are made are treated as one plan for purposes of Section 410(b) of the Code, such plans shall be treated as one plan and (ii) if a Highly Compensated Employee participates in two or more plans of the Employer to which such contributions are made, all such contributions shall be aggregated.

           (c) Any Employee who is eligible to make an Employee Contribution (or, if the Employer takes elective contributions into account, elective contributions) or to receive a Matching Contribution shall be considered an eligible employee. In addition, if an Employee Contribution is required as a condition of participation in the Plan, any employee who would be a Participant in the Plan if such employee made a contribution shall be treated as an eligible employee on behalf of whom no Company Contributions are made.

           (d) For purposes of computing the Contribution Percentages, the Employer may elect to take into account Elective Deferrals and/or Qualified Nonelective

           Contributions allocated to a Participant's Account under the Plan or any other plan it sponsors.

15.05      DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE
           CONTRIBUTIONS: The Plan shall be treated as satisfying the requirements of Sections 15.03(d) and 15.04(a) hereof for any Plan Year if, before the close of the following Plan Year, (i) the amount of the Excess Contributions and Excess Aggregate Contributions for such Plan Year (and any income allocable to such Contributions) is distributed to the Participant, (ii) in the case of Excess Contributions, to the extent provided by regulation issued by the Secretary of the Treasury, an Employee elects to treat such Excess Deferral as distributed and recontributed by the Employee to the Plan, or (iii) in the case of Excess Aggregate Contributions, to the extent such Contributions are forfeitable, are forfeited.

ARTICLE 16:        ESOP INVESTMENTS AND ACQUISITION LOANS

16.01      INVESTMENT OF EMPLOYERS' REGULAR AND CERTAIN ADDITIONAL
           CONTRIBUTIONS: The Trustee will maintain that portion of the Company Stock Fund consisting of Participants' ESOP Accounts, and that portion of the Company Stock Fund comprised of Participants' PAYSOP Accounts and that portion of the Company Stock Fund consisting of the Unallocated Company Stock Accounts, as an Employer Stock Ownership Plan as defined in Section 4975(e)(7) of the Code (the "ESOP") and will on and after May 1, 1989 invest all cash contributions made pursuant to Section 4.01 and such, if any, of the contributions made under Section 4.02 and designated by the Employer when made as ESOP Contributions, together with cash dividends thereon and any other form of cash income primarily in Shares of Company Stock in accordance with the investment objectives and guidelines promulgated pursuant to Article 9 of the Plan. The Trustee shall retain in the ESOP all Shares of Company Stock contributed to it for distribution or transfer as provided herein. The Trustee is authorized to invest in and hold up to 100% of the ESOP in Shares of Company Stock. The Trustee may retain some part of the ESOP in other forms of investment, or in cash, and may sell Shares of Company Stock as the Trustee determines, to meet administrative requirements of the Plan. The Trustee may purchase Shares of Company Stock from or sell Shares of Company Stock to the Company or from or to any other source, and such Shares of Company Stock may be outstanding, newly issued, or Treasury securities.

16.02      VALUATION OF SHARES OF COMPANY STOCK:

           (a) On any Valuation Date on which it is necessary or desirable to value Shares of Company Stock, all Shares of Company Stock shall be valued at their fair market value. All valuations of Shares of Company Stock must be made in good faith and based on all relevant factors for determining their fair market value. So long as the Shares of Company Stock are listed and traded on the New York Stock Exchange (or other national stock exchange), the determination of fair market value shall be made by reference to the price of Shares of Company Stock on such exchange (and, unless otherwise required by law or other applicable provision, shall be based on the closing price on such exchange on the preceding trading day). If the stock ceases to be listed on a national exchange, a determination of fair market value independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving this Plan shall be deemed a good faith determination of value whenever the transaction does not involve a "disqualified person" as such term is defined in Code Section 4975(e)(2).

           (b) For purposes of a transaction between the Plan and a "disqualified person," the valuation must be determined as of the date of the transaction.

16.03 ACQUISITION LOANS: The Board or its designee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Financed Shares for the trust or to repay a prior Acquisition Loan. Acquisition Loans may be made from persons determined to be "disqualified persons" within the meaning of
           Section 4975(e)(2) of the Code or guaranteed by such "disqualified persons" provided such loan or loans satisfy all of the requirements of an exempt loan described in Section 4975(d)(3) of the Code and
           Section 408(b)(3) of ERISA, and any regulations issued thereunder. Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Plan Administrator) (i) only from Company Contributions, (ii) from earnings attributable to such Company Contributions, (iii) from Financed Shares (whether pledged to secure such loan or not) remaining in the Unallocated Company Stock Account or the proceeds of a sale or other disposition thereof, (iv) from loan proceeds not yet applied to the purchase of Shares of Common Stock (and any earnings attributable thereto), and
           (v) (as provided in Section 16.04) from any cash dividends received by the trust on Financed Shares. The Employer shall contribute to the Plan in any Plan Year in which there exists an outstanding balance on an Acquisition Loan, an amount sufficient to pay the principal and interest payments thereon which come due during such Plan Year.

16.04 DIVIDENDS USED IN REPAYMENT OF ACQUISITION LOAN: The Plan Administrator may in his discretion direct the Trustee to use any cash dividends paid on Financed Shares (and, subject to the provisions of Section 6.02 of the Plan, dividends paid on Shares of Company Stock held in ESOP Accounts of Participants) to pay any currently maturing obligation under an Acquisition Loan.

16.05 CREATION OF UNALLOCATED COMPANY STOCK ACCOUNT AND RELEASE OF SHARES OF COMPANY STOCK:

           (a) All Financed Shares shall be added to and maintained in an Unallocated Company Stock Account whether or not they are encumbered under the terms of the Acquisition Loan. A separate Unallocated Company Stock Account shall be maintained for each Acquisition Loan. The Unallocated Company Stock Account shall be deemed an asset of this Plan.

           (b) As of a Valuation Date at the end of each month, with respect to Regular Contributions made pursuant to Section 4.01, and the end of each Plan Year, with respect to Additional Contributions made pursuant to Section 4.02, Financed Shares will be withdrawn from the Unallocated Company Stock Account and allocated to Participants' Accounts in accordance with the provisions of Section 4.04. For each month or Plan Year, as applicable (a "Release Period") the number of Financed Shares withdrawn from the Unallocated Company Stock Account shall be released as follows:

                   If

                   (i) The Acquisition Loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years, and

                   (ii) Interest included in any payment is disregarded (in determining the portion of such payment constituting principal) only to the extent that it would be determined to be interest under standard loan amortization tables, then the number of shares released from the Unallocated Company Stock Account shall bear the same ratio to the number of shares attributable to the Acquisition Loan that are then in the Unallocated Company Stock Account (prior to the release) as (1) the principal payments on the Acquisition Loan in the Release Period ending with such Valuation Date bear to (2) the Release Period's principal payments described in (1), plus the total remaining principal payments required (or projected to be required on the basis of the interest rate on the Acquisition Loan in effect at the end of the Release Period) to satisfy the Acquisition Loan. If the Acquisition Loan does not meet the requirements of the preceding sentence, or if, at any time, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds 10 years, then the number of shares released shall be determined in accordance with Paragraph
                   (c) of this Section 16.05.

           (c) Unless Section 16.05(b) (above) applies, the number of shares released from the Unallocated Company Stock Account shall bear the same ratio to the number of shares attributable to the Acquisition Loan that are then in the Unallocated Company Stock Account (prior to the release) as
                   (1) the principal and interest payments made on the Acquisition Loan in the Release Period ending with such Valuation Date bear to (2) the Release Period's payments described in (1), plus the total remaining principal and interest payments required (or projected to be required on the basis of the interest rate on the Acquisition Loan in effect at the end of such Release Period) to satisfy the Acquisition Loan.

           (d) For purposes of this Section, each Acquisition Loan, the purchase of Shares of Company Stock in connection with it, and any stock dividends on such Shares of Company Stock shall be considered separately.

16.06 ALLOCATION OF PROCEEDS OF SALE OR OTHER DISPOSITION: If, in connection with a "change in control" of the Company (as that term is defined in

           Section 7.04 hereof), the Trustee sells or otherwise disposes of Financed Shares held in the Unallocated Company Stock Account in one or more transactions which result in the Trustee's receipt of cash, or consideration other than Shares of Company Stock (or securities which are for all Plan purposes substituted for Shares of Company Stock), the proceeds of such sale or other disposition shall be used first to pay so much of the unpaid principal (and any interest due thereon) of the Acquisition Loan(s) pursuant to which such Financed Shares were acquired as shall be necessary to obtain the release from the Unallocated Company Stock Account of each such Share sold by the Trustee. If the proceeds per Share so received by the Trustee exceed the amount required to be paid to obtain the release of one Share of Company Stock from the Unallocated Company Stock Account, the amount of such excess per Share (the "Excess Proceeds") shall (whether obtained or retained by the Trustee in the form of cash, released Financed Shares, or other property), to the greatest extent permissible by law, be deemed to be Plan income, which shall be allocable to the Accounts of those Participants in the Plan for whom one or more Accounts are maintained pursuant to the Plan at the time of the "change in control" and who, as of the date the change in control occurs, have Earnings for the Plan Year in which such allocation is made ("Eligible Participants").

           (a) The allocation required hereby shall be made as of the Valuation Date next following the date of the "change in control" of the Company.

           (b) The allocation of Excess Proceeds to the Account of each Eligible Participant shall bear the same ratio to the total value of the Excess Proceeds available for allocation as each such Eligible Participant's Earnings for that portion of the Plan Year in which such allocation is made occurring prior to the date of the "change in control" bears to the total Earnings of all Eligible Participants for the same portion of the Plan Year.

ARTICLE 17:   LOAN TO PARTICIPANTS

17.01 ELIGIBILITY: Any Participant may apply for a loan from the Plan in lieu of a Withdrawal. To obtain a loan, such Participant must submit a written application for approval in such manner as may be prescribed by the Plan Administrator.

17.02 AMOUNT OF LOAN: A Participant may borrow from his Accounts (other than Accounts from which transfer is restricted under Section 5.04) up to a maximum amount equal to his Vested Value, provided that the loan:

       (a)  must be at least $1,000 and

       (b) shall not exceed the lesser of (1) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made, or (2) 50% of the Participant's Vested Value under the Plan.

17.03  TERMS AND CONDITIONS:   In addition to such rules and regulations as the
       Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

       (a) The Participant shall execute a promissory note and assign to the Plan his rights to his Accounts to the extent necessary to pay off the loan in the event of default.

       (b) The term for repaying the loan shall be at least 12 months but not more than 5 years; provided, however, that a loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed 15 years.

       (c)  Loan disbursements shall be made from the Participant's
            Investment Funds in proportion to his vested balance in the Investment Funds (omitting that portion of the Company Stock Fund excluded under the provisions of Section 17.02). A loan shall be considered to be an investment of the Participant's interest in the Plan which has been directed by the Participant, and the evidence of debt shall be held as an asset for the borrowing Participant. Repayments of principal and interest shall be made in accordance with the Participant's then-current investment election.

       (d) The loan shall bear interest at a reasonable rate as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may have different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by economic conditions.

       (e)  A Participant shall repay his loan:

      (i) by payroll deductions that will amortize the loan in level payments over its term, or

      (ii) through a withdrawal from the Plan used in whole or in part to repay the loan in a single lump sum or in a single lump sum cash payment.

    If a Participant is absent from work with less than full compensation, payroll deductions will continue as long as his pay is sufficient to cover the amounts due under the terms of the loan. If the Participant's compensation is insufficient to cover the regular payments due, the Participant shall make arrangements with the Plan Administrator for repaying principal and interest on a current basis.

    (f) A Participant who qualifies for a hardship withdrawal under Article 8 may withdraw from the Plan to the extent that such withdrawal will not result in his loan exceeding the maximum limitations under Section 17.02, unless the Participant authorizes the Plan Administrator to apply a sufficient amount of such withdrawal to reduce the loan to the maximum limitations under Section 17.02 after such withdrawal.

    (g) A Participant shall not be approved for a loan under this Article until any prior loan has been completely amortized.

    (h) A Participant will be deemed to have defaulted on his loan upon the earlier of:

         (i) separation from service due to retirement, death, total and permanent disability, layoff, or any other reason; or

         (ii)  failure to make a loan repayment when due.

    (i) Upon default, the Plan Administrator may taken any action permitted by law and consistent with the provisions of the Plan and its continued qualification to collect the balance due on the loan (or see to the application of collateral to the payment thereof). No amount shall be distributed to a Participant in default on an outstanding loan until the loan is repaid in full. If the amount of any such distribution is insufficient to repay the loan, the Participant or his Beneficiary shall be liable for repaying any amount still outstanding.

    (j) Nothing in this Article 17 shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or from amending this
         Article 17, subject to applicable regulations issued by the Internal Revenue Service.

    IN WITNESS WHEREOF, BOWATER INCORPORATED has caused this document to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 27th day of December, 1994.

                                         BOWATER INCORPORATED



                                         By:  /s/ Ecton Manning
                                              ----------------------------------
                                              Its Vice President General Counsel

             16.04   DIVIDENDS USED IN REPAYMENT OF ACQUISITION LOAN  . . . . . . . . . . . . . . . . . . . . . . .    63
             16.05   CREATION OF UNALLOCATED COMPANY STOCK ACCOUNT
                     AND RELEASE OF SHARES OF COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
             16.06   ALLOCATION OF PROCEEDS OF SALE OR OTHER DISPOSITION  . . . . . . . . . . . . . . . . . . . . .    64

ARTICLE 17:                 LOAN TO PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

             17.01  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
             17.02  AMOUNT OF LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
             17.03  TERMS AND CONDITIONS .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66